SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Total System Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Philip W. Tomlinson

Chairman of the Board and

Chief Executive Officer

March 16, 2012

Dear Fellow Shareholder:

Thank you for putting your confidence and resources in TSYS. Enhancing the value of your investment remains our first priority and influences every decision we make. I hope you will attend our 2012 Annual Meeting of Shareholders on Tuesday, May 1, 2012 at 10:00 a.m. in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia. Enclosed with this Proxy Statement are your proxy card and the 2011 Annual Report.

I hope that you will be able to join us as we review 2011 and our strategy for the future. If you are unable to attend the meeting, you can listen to it live and view the slide presentation by going to our website at www.tsys.com.

Your vote is very important to us. Please vote as soon as possible even if you plan to attend the meeting by voting your shares over the Internet or by telephone in accordance with the instructions on your proxy card, or complete, date, and sign and promptly return your proxy card as soon as possible so that your shares will be represented at the meeting.

Thank you for your interest in and support of TSYS.

Sincerely yours,

Philip W. Tomlinson

Total System Services, Inc.           •           Post Office Box 2506           •           Columbus, Georgia 31902-2506

TOTAL SYSTEM SERVICES, INC.®

NOTICE OF THE 2012 ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m. Tuesday, May 1, 2012

PLACE	TSYS Riverfront Campus Auditorium One TSYS Way Columbus, Georgia 31901

ITEMS OF BUSINESS	(1) To elect 14 directors to serve until the next Annual Meeting of Shareholders.

(2) To ratify the appointment of KPMG LLP as TSYS’ independent auditor for the year 2012.

(3) To approve, on an advisory basis, executive compensation.

(4) To approve the Total System Services, Inc. 2008 Omnibus Plan, as Amended and Restated.

(5) To approve the Total System Services, Inc. 2012 Employee Stock Purchase Plan.

(6) To transact such other business as may properly come before the meeting and any adjournment thereof.

WHO MAY VOTE	You may vote if you were a shareholder of record on February 21, 2012.

ANNUAL REPORT	A copy of the Annual Report is enclosed.

PROXY VOTING	Your vote is important. Please vote in one of these ways:

(1) Use the toll-free telephone number shown on your proxy card;

(2) Visit the website listed on your proxy card;

(3) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

(4) Submit a ballot at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY.

By Order of the Board of Directors,

G. Sanders Griffith, III Secretary

Columbus, Georgia

March 16, 2012

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be held on May 1, 2012

This Proxy Statement and Annual Report to Shareholders are available on our website at http://annualreport.tsys.com.

PROXY STATEMENT

VOTING INFORMATION

Purpose

This Proxy Statement and the accompanying proxy card are being mailed to TSYS shareholders beginning on or about March 16, 2012. The TSYS Board of Directors is soliciting proxies to be used at the 2012 Annual Meeting of TSYS Shareholders which will be held on May 1, 2012, at 10:00 a.m., in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting.

Who Can Vote

You are entitled to vote if you were a shareholder of record of TSYS stock as of the close of business on February 21, 2012, the record date. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

Quorum and Shares Outstanding

A majority of the outstanding shares of TSYS stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of TSYS Shareholders. On February 21, 2012, 188,880,349 shares of TSYS stock were outstanding.

Proxies

The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting of Shareholders. If you are a shareholder of record and properly submit a proxy card or submit a proxy by telephone or via the Internet but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies:

—	FOR the election of all of the director nominees (Proposal 1);

—	FOR the ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2012 (Proposal 2);

—	FOR the approval, on an advisory basis, of the compensation of TSYS’ named executive officers (Proposal 3);

—	FOR the approval of TSYS’ 2008 Omnibus Plan, as Amended and Restated (Proposal 4); and

—	FOR the approval of TSYS’ 2012 Employee Stock Purchase Plan (Proposal 5).

The designated proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting. At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting.

Voting of Shares

Each share of TSYS stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented in person or by valid proxies received by phone, Internet or mail will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

TSYS Dividend Reinvestment and Direct Stock Purchase Plan:    If you participate in this Plan, your proxy card represents shares held in the Plan, as well as shares you hold in certificate form registered in the same name.

Required Votes

To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal 1).

The affirmative vote of a majority of the votes cast is also needed to ratify the appointment of KPMG LLP as TSYS’ independent auditor for 2012 (Proposal 2), approve the advisory vote on the compensation of TSYS’ named executive officers (Proposal 3), approve TSYS’ 2008 Omnibus Plan, as Amended and Restated (Proposal 4) and approve TSYS’ 2012 Employee Stock Purchase Plan (Proposal 5).

Abstentions and Broker Non-Votes

Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker (a “broker non-vote”). In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by the rules of the New York Stock Exchange (“NYSE”). We expect that brokers will be able to exercise discretionary authority to vote on Proposal 2, but will not have discretion to vote on Proposals 1, 3, 4 and 5. As such, if you do not provide voting instructions to your broker, your broker may only vote your shares on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of any of the Proposals to be voted on at the Annual Meeting.

How You Can Vote

If you hold shares in your own name, you may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options:

Vote By Internet:

You can vote your shares on the Internet until 11:59 p.m. Eastern Time on April 30, 2012. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Telephone:

You can vote your shares by telephone until 11:59 p.m. Eastern Time on April 30, 2012 by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

Vote By Mail:

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Revocation of Proxy

If you hold shares in your own name and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting; (2) voting again by telephone or on the Internet before 11:59 p.m. Eastern Time on April 30, 2012; or (3) attending the Annual Meeting in person and casting a ballot.

If your TSYS shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Attending the Annual Meeting

The Annual Meeting will be held on Tuesday, May 1, 2012 in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia. Directions to the auditorium can be obtained from the Investor Relations page of TSYS’ website at www.tsys.com.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

The business affairs of TSYS are managed under the direction of the Board of Directors. The role of the Board of Directors is to effectively govern the affairs of TSYS for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election and oversight of qualified management. It is also responsible for providing oversight to ensure that TSYS’ activities are conducted in a responsible and ethical manner. The Board is committed to having sound corporate governance principles and has adopted Corporate Governance Guidelines which govern the operation of the Board and its committees. Our Corporate Governance Guidelines are available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance.”

Independence

The listing standards of the NYSE and our Corporate Governance Guidelines require that a majority of our Board of Directors and every member of the Audit, Compensation and Corporate Governance and Nominating Committees be independent. The NYSE listing standards provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with TSYS (either directly or as a partner, shareholder or officer of an organization that has a relationship with TSYS). The Board has established guidelines for independence to assist it in determining director independence which are consistent with the independence requirements in the NYSE listing standards. These guidelines are set forth in Section 2 of our Corporate Governance Guidelines and are available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance”. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination.

The Board has determined that 13 of its 15 members are independent as defined by the listing standards of the NYSE and meet the guidelines for independence set by the Board. TSYS’ Board has determined that the following directors are independent: James H. Blanchard, Richard Y. Bradley, Kriss Cloninger III, Walter W. Driver, Jr., Gardiner W. Garrard, Jr., Sidney E. Harris, Mason H. Lampton, W. Walter Miller, Jr., H. Lynn Page, John T. Turner, Richard W. Ussery, James D. Yancey and Rebecca K. Yarbrough. Richard E. Anthony, who did not stand for reelection at the 2011 Annual Meeting, was also determined by the Board to be an independent director for the period he served as a director during 2011. Please see “Certain Relationships and Related Transactions” on page 53 and “Compensation Committee Interlocks and Insider Participation” on page 5 which includes information with respect to immaterial relationships between TSYS and its independent directors. This information was considered by the Board in determining a director’s independence from TSYS under TSYS’ guidelines for independence and NYSE listing standards.

Attendance at Meetings

The Board of Directors held eight meetings in 2011. All directors attended at least 75% of Board and committee meetings held during their tenure during 2011. The average attendance by directors at the aggregate number of Board and committee meetings they were scheduled to attend was 96%. Although TSYS has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend as there is a Board meeting held in conjunction with the annual meeting. All of our directors attended the 2011 Annual Meeting of Shareholders.

Committees of the Board

TSYS’ Board of Directors has four principal standing committees — an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation Committee and an Executive Committee. Each committee has a written charter adopted by the Board of Directors that complies with the listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance”. The Board has determined that each member of the Audit, Corporate Governance and Nominating and Compensation Committees

is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the current membership of the various committees.

Name	Audit	Compensation	Corporate Governance and Nominating	Executive
James H. Blanchard				Chair
Richard Y. Bradley			Chair	✓
Kriss Cloninger III		✓		✓
Walter W. Driver, Jr.		✓
Gardiner W. Garrard, Jr.				✓
Sidney E. Harris	✓
Mason H. Lampton		Chair		✓
W. Walter Miller, Jr.			✓
H. Lynn Page	Chair			✓
Philip W. Tomlinson				✓
John T. Turner	✓
M. Troy Woods				✓
James D. Yancey			✓	✓
Rebecca K. Yarbrough			✓
Number of Committee Meetings Held in 2011	8	7	4	3

Executive Committee.    During the intervals between meetings of TSYS’ Board of Directors, the Executive Committee possesses and may exercise any and all of the powers of the Board of Directors in the management and direction of the business and affairs of TSYS with respect to which specific direction has not been previously given by the Board of Directors unless Board action is required by TSYS’ governing documents, law or rule.

Audit Committee.    The Report of the Audit Committee is on page 18. The Board has determined that all members of the Committee are independent under the rules of the NYSE and the SEC, financially literate under the rules of the NYSE and that at least one member, H. Lynn Page, is an “audit committee financial expert” as defined by the rules of the SEC. The primary functions of the Audit Committee include:

—	Monitoring the integrity of TSYS’ financial statements, TSYS’ systems of internal controls and TSYS’ compliance with regulatory and legal requirements;

—	Monitoring the independence, qualifications and performance of TSYS’ independent auditor and internal auditing activities;

—	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors; and

—	Monitoring the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing TSYS.

Corporate Governance and Nominating Committee.    The primary functions of the Corporate Governance and Nominating Committee include:

—	Identifying qualified individuals to become Board members;

—	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;

—	Overseeing the annual review and evaluation of the performance of the Board and its committees; and

—	Developing and recommending to the Board corporate governance guidelines.

Compensation Committee.    The Report of the Compensation Committee is on page 33. The primary functions of the Compensation Committee include:

—

Establishing the overall corporate philosophy for TSYS’ executive compensation programs, including salary structure, short-term incentives and long-term incentives, and making recommendations regarding changes in compensation programs consistent with TSYS’ business needs, its pay philosophy, market trends and legal and regulatory considerations;

—	Overseeing all compensation and benefit plans and programs in which employees of TSYS are eligible to participate; and

—

Determining the compensation of the Chief Executive Officer and completing an annual performance evaluation of the Chief Executive Officer, including the review and approval of performance measures and objectives relevant to the Chief Executive Officer’s compensation.

The Compensation Committee’s charter reflects these responsibilities and, except to the extent prohibited by NYSE rules or other applicable law or regulation, allows the Committee to delegate any matters within its power and responsibility to individuals or subcommittees when it deems appropriate. Information regarding TSYS’ processes and procedures for the consideration and determination of executive compensation, including the roles of TSYS’ executive officers and independent compensation consultant in the Committee’s decision making process, can be found under “Compensation Discussion and Analysis” on page 20.

Compensation Committee Interlocks and Insider Participation.    Mr. Cloninger, Mr. Driver, Mr. Garrard and Mr. Lampton served on the Compensation Committee during 2011. Mr. Garrard no longer serves as a member of the Compensation Committee. None of these individuals is or has been an officer or employee of TSYS. During 2011, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of TSYS served.

During 2011, TSYS made a capital commitment of $20 million to TTV Fund III, L.P. (“Fund III”), a private equity fund engaged in private equity investment transactions. As of January 31, 2012, TSYS had funded approximately 14.3% of its capital commitment and held approximately 49.9% of the membership interests in Fund III. TSYS will be entitled to receive 39.9% of any profit allocations made by Fund III. Gardiner W. Garrard, III, the son of director Gardiner W. Garrard, Jr., owns an interest in the general partner which manages Fund III. As a result of this ownership interest, Gardiner W. Garrard, III will be entitled to receive 29.2% of any profit allocations made by Fund III to its general partner.

Fund III has entered into an agreement with TTV Capital, LLC (“TTV”) pursuant to which TTV will provide investment management administrative services to Fund III. Gardiner W. Garrard, III owns 50% of the membership interests in TTV and also serves as its managing partner. Pursuant to the Fund III limited partnership agreement, during 2011 TSYS did not pay a management fee as a result of its investment in Fund III. It is expected that TSYS will pay a management fee of approximately $400,000 during 2012. The terms of the transaction are comparable to those provided for between similarly situated unrelated third parties in similar transactions and the transaction was approved pursuant to TSYS’ Related Party Transaction Policy which is discussed on page 53.

Director Qualifications and Nominating Process

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board. The Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of diversity of background, perspective and experience required for the Board as a whole and contains at least the minimum number of independent directors required by NYSE listing standards. The Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of TSYS’ business and, in furtherance of this goal, proposing the addition of members or not renominating members for purposes of obtaining the appropriate members and skills.

Our Corporate Governance Guidelines contain Board membership criteria considered by the Committee in recommending nominees for a position on TSYS’ Board. The Committee believes that, at a minimum, a director candidate must possess the personal qualities of personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of TSYS, be free from conflicts of interest with TSYS, possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust, and be willing to make, and financially capable of making, the required investment in

TSYS’ stock pursuant to our Director Stock Ownership Guidelines. In addition to possessing the foregoing personal qualities, the Committee believes that a director candidate should possess a sufficient mix of independence and experience qualities and thus considers the following criteria when reviewing a director candidate:

—	The extent of the director’s/potential director’s business, educational, governmental, non-profit or professional acumen and experience;

—

Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

—	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE (where independence is desired);

—	Whether the director/potential director has the financial acumen or other professional or business experience relevant to an understanding of TSYS’ business; and

—

Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to TSYS’ current or future business, will add specific value as a Board member.

In addition, in accordance with our Corporate Governance Guidelines, no person 75 years or older is eligible for election as a member of the Board.

The Committee has two primary methods for identifying director candidates (other than those proposed by TSYS’ shareholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including members of the Board, TSYS executives and individuals personally known to the members of the Board. Second, the Committee may, from time to time, use its authority under its charter to retain at TSYS’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

In considering candidates for director nominee, the Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, background and experiences. Although the Committee does not have a separate policy with respect to the consideration of diversity in selecting director nominees, one of the criteria considered by the Committee in evaluating a director or a director candidate is whether the person assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience as set forth above. When the Committee meets to discuss director nominees, diversity forms part of its considerations. With respect to current directors, the Committee also considers past attendance at meetings and assesses participation in and contributions to the activities of the Board.

Director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

The Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary as our bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee’s evaluation process does not vary based upon whether a candidate is recommended by a shareholder; provided, however, the procedural requirements set forth in our bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 55 must be met.

Executive Sessions of the Board of Directors

The non-management directors meet separately in executive session at least four times a year after each regularly scheduled meeting of the Board of Directors. Currently, all of our non-management directors are independent. In the event one or more of our non-management directors is not independent, the independent directors meet in executive session at least once a year. Richard Y. Bradley, the Lead Director, presides at the meetings of non-management and independent directors.

Communicating with the Board

The Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director, or the non-management directors as a group. Shareholders and other interested parties may communicate with the Board by writing the Board of Directors, Total System Services, Inc., c/o General Counsel’s Office, One TSYS Way, Columbus, Georgia 31901 or by calling (888) 467-2881. These procedures are also available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance”. The process for handling shareholder and other communications to the Board has been approved by TSYS’ independent directors.

Additional Information about Corporate Governance

TSYS has adopted Corporate Governance Guidelines which govern the operation of the Board and its committees. The Corporate Governance Guidelines are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. The Code of Conduct requires honest and ethical conduct in the performance of duties and provides methods by which to report unethical conduct. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about TSYS, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access the Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management directors individually or as a group and procedures for reporting complaints and concerns about TSYS, including complaints concerning accounting, internal accounting controls and auditing matters in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance”.

Board Leadership Structure and Risk Oversight

Philip W. Tomlinson has served as Chairman of the Board and Chief Executive Officer of TSYS since 2006 and has served in various capacities with TSYS since its inception in 1982, including Chief Executive Officer and President. We believe that having one person serve as both Chairman of the Board and Chief Executive Officer is appropriate at the present time as it demonstrates to our employees, customers, investors and the industry that TSYS operates under strong, seasoned and singular leadership. We further believe that having Mr. Tomlinson serve in a combined Chairman and Chief Executive Officer role helps provide strong unified leadership for our management team and the Board of Directors. Accordingly, we believe that having one person serve as Chairman of the Board and Chief Executive Officer, coupled with an independent Lead Director, is best for TSYS and our shareholders at this time.

Under its charter, the Corporate Governance and Nominating Committee periodically reviews and recommends to the Board the leadership structure of the board including whether to separate or combine the Chief Executive Officer and Chairman positions as well as whether to have a Lead Director. Our bylaws and Corporate Governance Guidelines provide the Board with the flexibility to change the structure of the Chairman and Chief Executive Officer positions as and when appropriate. In addition, since 2003, our Corporate Governance Guidelines have required the election by the independent directors of an independent Lead Director to serve during any period when there is no independent Chairman of the Board in order to ensure that there is effective oversight by an independent board. Richard Y. Bradley currently serves as our Lead Director.

Under our Corporate Governance Guidelines, the responsibilities of the Lead Director include:

—	providing leadership to ensure the Board works in an independent, cohesive fashion, which includes evaluating the CEO’s and Board’s performance on an ongoing and annual basis;

—	serving as a liaison with TSYS’ shareholders;

—	developing the agenda for Board meetings with the Chairman of the Board, Board and Corporate Secretary;

—	having the authority to call meetings of the independent and non-management directors, as needed;

—	ensuring Board leadership in times of crisis;

—

developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors and acting as liaison between the independent directors and the Chairman of the Board on matters raised in such sessions;

—	chairing Board meetings when the Chairman of the Board is not in attendance;

—

working with the Chairman of the Board regarding meeting schedules to ensure the conduct of the Board meeting provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

—	attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the Chairs of the principal standing committees of the Board; and

—	being available, upon request, for consultation and direct communication with major shareholders.

Our Corporate Governance Guidelines provide that non-management directors will meet in executive session at least four times a year and that in the event one or more of the non-management directors is not independent, our independent directors will meet in executive session at least once a year. As noted above, our Lead Director chairs these executive sessions which allow the Board to review key decisions and to discuss matters in a manner that is independent of the Chief Executive Officer, and where necessary, critical of the Chief Executive Officer and senior management.

Additionally, as discussed under “Committees of the Board” above, our Board has four standing committees — an Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee and Executive Committee. In accordance with NYSE listing standards, the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee are each comprised solely of independent directors and each has a separate chair. Our Executive Committee is comprised of a majority of independent directors. Each of these committees plays an important role in the governance and leadership of our Board and each is currently chaired by an independent director with significant public company director experience. We believe that TSYS’ current leadership structure best facilitates the Board’s oversight of risk by combining independent leadership, through the Lead Director, independent Audit, Compensation and Corporate Governance and Nominating Committees and a Board which is comprised of a substantial majority of independent directors, with an experienced Chairman and Chief Executive Officer who has intimate knowledge of our business, history, and the challenges that we face.

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing TSYS. The Board exercises its oversight responsibility for risk both directly and through the Audit, Compensation and Corporate Governance and Nominating Committees. Management of TSYS, which is responsible for day-to-day risk management, maintains an enterprise risk management process. The enterprise risk management process is designed to identify and assess TSYS’ risks, and to develop steps to mitigate and manage risks. On at least an annual basis, our Chief Risk and Compliance Officer presents a report to the full Board and the Board discusses the most significant risks that TSYS is facing and the steps management has taken or will take to mitigate those risks. In addition, the full Board is kept informed of each committee’s risk oversight and related activities through regular reports from the committee chairs.

The Audit Committee has primary responsibility for overseeing TSYS’ enterprise risk management framework and programs. The Committee regularly discusses our major financial risk exposures, financial reporting, internal controls, key operational risks, market risks and compliance, and the enterprise risk management framework and programs. The Committee receives reports at least quarterly from TSYS’ Chief Risk and Compliance Officer regarding TSYS’ assessment of risks.

The Compensation Committee oversees the risks associated with management resources, succession planning and management development and our compensation structure and programs, including evaluating and assessing risks arising from our compensation policies and practices for all employees.

The Corporate Governance and Nominating Committee oversees risks related to our overall corporate governance structure and processes, including board and committee composition, board size and structure, independence and risks arising from related party transactions.

DIRECTOR COMPENSATION

Director Compensation Program

The Corporate Governance and Nominating Committee is responsible for the oversight and administration of the director compensation program. TSYS does not pay management directors for Board service in addition to their regular employee compensation. As part of its review of director compensation, the Committee periodically engages an outside consultant to report on director compensation practices and levels, the most recent of which was the engagement by the Committee of Mercer (U.S.) Inc. in September 2010. Mercer evaluated TSYS’ director compensation program relative to the peer group of companies used by TSYS in 2010 for executive compensation comparison purposes. Mercer recommended increases in both the cash and equity components of the director compensation program. The Committee considered these recommendations and recommended to the Board that cash compensation remain the same for 2011 but that changes be made to the equity compensation program for directors as described in “Equity Compensation of Directors” below. The compensation program for non-employee directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of TSYS’ size; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy for shareholders to understand.

Historically, annual compensation for non-employee directors has been paid in January for the calendar year. Beginning in 2011, annual compensation for non-employee directors was paid when their terms began after their election at the annual meeting of shareholders. For 2011 only, non-employee directors each received a pro rata payment for their service for the first four months of 2011 and a full annual payment for their service for their one-year term from May 2011 through April 2012.

Cash Compensation of Directors.    Non-employee directors receive an annual cash retainer of $40,000, with Compensation Committee and Executive Committee members receiving an additional cash retainer of $10,000, Corporate Governance and Nominating Committee members receiving an additional cash retainer of $7,500 and Audit Committee members receiving an additional cash retainer of $15,000. In addition, the Chairperson of the Corporate Governance and Nominating Committee receives a $7,500 cash retainer, the Chairperson of the Compensation Committee receives a $10,000 cash retainer, the Chairperson of the Audit Committee receives a $15,000 cash retainer, the Chairperson of the Executive Committee receives a $15,000 cash retainer and the Lead Director receives a $5,000 cash retainer.

By paying non-employee directors annual retainers for Board and Committee service, each director is compensated for his or her role and judgment as an advisor to TSYS, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on that committee. The Corporate Governance and Nominating Committee believes that this additional cash compensation is appropriate. In addition, directors may from time to time receive compensation for serving on special committees of the TSYS Board.

Deferral Program.    Non-employee directors may elect to defer all or a portion of their cash compensation under the Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts are deposited into one or more investment funds at the election of the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. No director deferred any cash compensation under this plan during 2011.

Equity Compensation of Directors.    Beginning in January 2011, the equity component of the director compensation program was modified to provide for an annual equity award with a fixed value of $20,000, with 50% awarded in the form of fully vested stock options and 50% in the form of fully vested shares. Directors previously received an annual award of 500 shares of restricted TSYS stock, 100% of which vested after three years. These awards are designed to create equity ownership and to focus directors on the long-term performance of TSYS.

During 2011, TSYS maintained a Director Stock Purchase Plan which operated as a non-qualified, contributory stock purchase plan pursuant to which directors could purchase, with the assistance of contributions from TSYS, presently issued and outstanding shares of TSYS stock. Under the terms of the Director Stock Purchase Plan, directors could elect to contribute up to $5,000 per calendar quarter to make purchases of TSYS stock, and TSYS would contribute an additional amount equal to 15% of the directors’ cash contributions. Participants in the Director Stock Purchase Plan were fully vested in, and could request the issuance to them of, all shares of TSYS stock purchased for their benefit under the Plan. TSYS’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table below. The Director Stock Purchase Plan was terminated on November 30, 2011.

Stock Ownership Guidelines.    The equity awards to non-employee directors assist and facilitate directors’ fulfillment of their stock ownership requirements. TSYS’ Corporate Governance Guidelines require all directors to accumulate over time shares of TSYS stock equal in value to at least three times the value of their annual retainer for Board service. Directors have five years to attain this level of total stock ownership but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of TSYS’ directors to that of TSYS’ shareholders and the long-term performance of TSYS. As of December 31, 2011, each director had satisfied these ownership guidelines.

Meeting Expenses.    TSYS reimburses Board members for expenses incurred in attending Board and committee meetings and for attending director continuing educational programs in their capacities as directors. Such expenses include food, lodging and transportation.

The following table summarizes the compensation paid to non-employee directors during the year ended December 31, 2011. Beginning in 2011, annual compensation for non-employee directors is paid when their terms begin after their election at the annual meeting of shareholders. For 2011 only, non-employee directors each received a pro rata payment for their service for the first four months of 2011 and a full annual payment for their service for their one-year term from May 2011 through April 2012. The amounts reflected in each of the columns in the Director Compensation Table below include both the payment for board service from January – April 2011 and the payment for board service from May 2011 – April 2012.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard E. Anthony(4)	$13,333	$3,333	$2,833	$750	$20,249
James H. Blanchard	86,667	13,333	10,940	—	110,940
Richard Y. Bradley	93,333	13,333	10,940	—	117,606
Kriss Cloninger III	80,000	13,333	10,940	3,000	107,273
Walter W. Driver, Jr.	66,667	13,333	10,940	—	90,940
Gardiner W. Garrard, Jr.	80,000	13,333	10,940	—	104,273
Sidney E. Harris	73,333	13,333	10,940	—	97,606
Mason H. Lampton	93,333	13,333	10,940	—	117,606
W. Walter Miller, Jr.	63,333	13,333	10,940	—	87,606
H. Lynn Page	106,667	13,333	10,940	—	130,940
John T. Turner	73,333	13,333	10,940	—	97,606
Richard W. Ussery	53,333	13,333	10,940	—	77,606
James D. Yancey	76,667	13,333	10,940	—	100,940
Rebecca K. Yarbrough	63,333	13,333	10,940	—	87,606

(1)	This column represents the aggregate grant date fair value of: (a) 188 fully vested shares awarded to all non-employee directors on February 1, 2011 for their service from January – April 2011, and (b) 525 fully vested shares awarded to all non-employee directors on May 4, 2011 for their service from May 2011 – April 2012, calculated in accordance with FASB ASC Topic 718. The fair values of the awards granted on February 1, 2011 were calculated using the closing stock price on February 1, 2011 of $17.74. The fair values of the awards granted on May 4, 2011 were calculated using the closing stock price on May 3, 2011 of $19.02. For a discussion of the assumptions used in calculating the values of the stock awards reported in this column, see Note 16 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2011. At December 31, 2011, each director held 1,000 shares of unvested restricted TSYS stock. Dividends are paid on the shares of restricted stock.

(2)

This column represents the aggregate grant date fair value of: (a) 469 fully vested stock options awarded to all non-employee directors on February 1, 2011 for their service from January – April 2011, and (b) 1,314 fully vested stock options awarded to all non-employee directors on May 4, 2011 for their service from May 2011 – April 2012, calculated in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. The fair values of the awards granted on February 1, 2011 were calculated using the closing stock price on February 1, 2011 of $17.74, which is the exercise price for the stock options. The fair values of the awards granted on May 4, 2011 were calculated using the closing stock price on May 3, 2011 of $19.02, which is the exercise price for the stock options. For a discussion of the assumptions used in calculating the values of the stock option awards reported in this column, see Note 16 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2011. At December 31, 2011, each non-employee director held 1,783 vested unexercised stock options. The 469 stock options granted February 1, 2011 expire on January 31, 2021. The 1,314 stock options granted May 4, 2011 expire on May 3, 2021.

(3)	Includes $750 and $3,000 in contributions made by TSYS under TSYS’ Director Stock Purchase Plan for Messrs. Anthony and Cloninger, respectively. As described more fully above, directors could elect to contribute up to $5,000 per calendar quarter to make purchases of TSYS stock, and TSYS contributed an additional amount equal to 15% of the director’s cash contributions under the plan, until the plan was terminated on November 30, 2011.

(4)	Mr. Anthony did not stand for reelection at the 2011 Annual Meeting and as such was only compensated for a portion of 2011.

PROPOSAL 1: ELECTION OF DIRECTORS

General Information

At the date of this Proxy Statement, the Board of Directors consists of 15 members. Our directors determine the size of the Board and for purposes of the Annual Meeting, the number is fixed at 14.

In October 2008, the Board of Directors amended our bylaws to adopt a majority vote standard for uncontested director elections. Under this standard, a nominee for director will be elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

All director nominees identified below are currently serving on the Board. If shareholders do not elect a nominee who is serving as a director, Georgia law provides that the director would continue to serve on the Board as a “hold over director.” Under our Corporate Governance Guidelines, an incumbent director that is not elected is expected to tender, promptly following certification of the voting results, his or her resignation from the Board, which resignation may be conditioned on Board acceptance of the resignation. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election and appoint to Board vacancies only those candidates who have agreed to tender, promptly following the failure to receive the required vote for election to the Board, an irrevocable resignation that will be effective upon Board acceptance of the resignation.

The Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation. The Board will act on the tendered resignation within 90 days from the certification of the voting results and promptly publicly disclose its decision. A director who tenders his or her resignation will not participate in the Committee’s recommendation or the Board action regarding whether to accept or reject the tendered resignation.

Nominees for Election as Directors

The 14 nominees for director listed on pages 12 through 16 of this Proxy Statement have been nominated by the Corporate Governance and Nominating Committee and approved by the Board for election as directors and, if elected, will hold office until the 2013 Annual Meeting. The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of any substitute nominee named by the Board upon the recommendation of the Corporate Governance and Nominating Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate on the proxy.

The 14 nominees for director were selected by the Corporate Governance and Nominating Committee based upon a review of the nominees and consideration of the director qualifications described under “Corporate Governance and Board Matters — Director Qualifications and Nominating Process” on page 5. The Committee evaluates each individual in the context of the Board as a whole with the objective of recommending a group of directors that can best perpetuate the success of TSYS’ business and represent the interests of shareholders.

The Committee determined that each director nominee possesses the personal qualities of personal and professional integrity, sound judgment and forthrightness; has sufficient time to dedicate to the affairs of TSYS; is free from conflicts of interest with TSYS; is able to work in a collegial manner; and has satisfied the requirements of the Director Stock Ownership Guidelines. In addition, 12 of the 14 director nominees are independent as defined by NYSE listing standards and meet the guidelines for independence set by the Board. Mr. Miller is not standing for reelection at the 2012 Annual Meeting.

The Committee also assessed the experience qualifications of each director nominee. To follow is certain information with respect to each director nominee, including information with respect to the specific experience, qualifications or skills that led the Board to conclude, upon the Committee’s recommendation, that the person should serve as a director.

James H. Blanchard	—	Chairman of the Board and Chief Executive Officer, Retired, Synovus Financial
Corp. — Chairman of the Board — Jordan-Blanchard Capital, LLC — Director since 1982

Mr. Blanchard, 70 years of age, has served as Chairman of the Board of Jordan-Blanchard Capital, LLC, a newly formed private equity investment company, since August 2011. Mr. Blanchard previously served as Chairman of the Board and Chief Executive Officer of Synovus Financial Corp., a financial services company (“Synovus”). Mr. Blanchard was elected Chairman of the Board of Synovus in July 2005 and retired from that position in October 2006. Prior to 2005, Mr. Blanchard served for over 34 years in various capacities with Synovus or its subsidiary, Columbus Bank and Trust Company, including Chief Executive Officer of both Synovus and Columbus Bank and Trust Company. (During 2010, the multiple banking subsidiaries of Synovus were merged into Columbus Bank and Trust Company and its name was changed to Synovus Bank. Columbus Bank and Trust Company now operates as a division of Synovus Bank). Mr. Blanchard continues to serve as a director of Synovus. Mr. Blanchard was elected Chairman of the Executive Committee of TSYS in February 1992. Although he continues to serve in this capacity, he retired as an executive officer of TSYS in conjunction with his retirement as an executive officer of Synovus in October 2006. Mr. Blanchard also serves as a director of AT&T Corporation and has served as a director of BellSouth Corporation. Mr. Blanchard’s business experience includes service on the boards of the Financial Services Roundtable, BITS (formerly, Bankers Information Technology Secretariat), the American Bankers Association, the Georgia Chamber of Commerce and the Georgia Research Alliance, and membership with The University of Georgia Dean’s Advisory Board for the Terry College of Business. Mr. Blanchard is a graduate of the University of Georgia, and he earned a law degree from the University of Georgia School of Law. Mr. Blanchard’s leadership and consensus-building skills, experience as the principal executive officer of a public company in the financial services industry, experience in the payment services industry and understanding of TSYS’ business and historical development give TSYS’ Board valuable insights related to matters of strategic importance.

Richard Y. Bradley — Partner, Bradley & Hatcher — Director since 1991

Mr. Bradley, 73 years of age, is a lawyer with the law firm of Bradley & Hatcher. His professional career includes the practice of law for 44 years, most recently as a partner with the Bradley & Hatcher firm from July 1995 to the present. Mr. Bradley also serves as a director of Synovus. He has significant experience in corporate governance matters, having chaired the Corporate Governance and Nominating Committees of the TSYS and Synovus boards since 2000 and has Board leadership experience having served as TSYS’ Lead Director since 2008. Mr. Bradley’s business and professional experience includes serving as President of Bickerstaff Clay Products Company, Inc., a structural clay products manufacturing company, President of the Georgia State Bar from 1983 - 1984 and Chairman of Georgia’s Institute of Continuing Legal Education from 1984 - 1985. Mr. Bradley is a fellow of the American College of Trial Lawyers. Mr. Bradley is a graduate of the University of Georgia School of Business, and he earned a law degree from the University of Georgia School of Law. Mr. Bradley’s legal training and experience, his experience in corporate governance-related matters and his leadership and consensus-building skills are of great value in his leadership role on TSYS’ Board.

Kriss Cloninger III — President and Chief Financial Officer, Aflac Incorporated — Director since 2004

Mr. Cloninger, 64 years of age, has served in various capacities with Aflac Incorporated, an insurance holding company, since joining Aflac in 1992, including President and Chief Financial Officer, a title he has held since 2001. Mr. Cloninger also serves as a director of Aflac. Mr. Cloninger also serves as a director of Tupperware Brands Corporation and chairs its Audit Committee. Mr. Cloninger’s business experience includes serving as a principal with KPMG LLP. Mr. Cloninger is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Cloninger is a graduate of the University of Texas at Austin and he earned a Masters degree in business administration from the University of Texas at Austin. Mr. Cloninger’s experience as a principal financial officer of a public company with a strong international business provides an important perspective to the TSYS Board as TSYS expands internationally.

Walter W. Driver, Jr. — Chairman — Southeast, Goldman, Sachs & Co. — Director since 2002

Mr. Driver, 66 years of age, has served as Chairman-Southeast of Goldman, Sachs & Co., an investment banking and securities firm, since January 2006. Mr. Driver practiced law with the law firm of King & Spalding from 1970 until 2006, and served as Managing Partner or Chairman of the firm from 1999 until 2006. Mr. Driver’s law practice focused on many aspects of representation of financial institutions, including financing transactions. Mr. Driver also serves as a director of Equifax Inc. Mr. Driver is a graduate of Stanford University and he earned a law degree from the University of Texas School of Law. Mr. Driver’s legal training and experience, his negotiating skills, risk assessment skills and understanding of complex financial transactions benefit the TSYS Board in its discussion of matters of strategic importance.

Gardiner W. Garrard, Jr. — Chairman of the Board, The Jordan Company — Director since 1982

Mr. Garrard, 71 years of age, was named Chairman of the Board of The Jordan Company, a real estate development and private equity investments company, in 2009. He served as President of The Jordan Company from 1975 until his election as Chairman of the Board. Mr. Garrard previously served as a director of Synovus and has also served as a member of the TSYS and Synovus Audit Committees, Compensation Committees and Executive Committees. Mr. Garrard is a graduate of the University of North Carolina and he earned a law degree from the University of Georgia School of Law. Mr. Garrard’s executive management experience, leadership skills, public company board expertise and legal training provide the TSYS Board with leadership and consensus building skills on matters of strategic importance.

Sidney E. Harris — Professor, Georgia State University — Director since 1999

Mr. Harris, 62 years of age, has served as a professor at Georgia State University since July 1997. From 1997 until 2004, Mr. Harris served as Dean of the J. Mack Robinson College of Business at Georgia State University. In 1987, Mr. Harris joined the faculty of the Peter F. Drucker Graduate School of Management at the Claremont Graduate School and served as Dean of Drucker from 1991 until 1996. His research has focused on strategy implementation, general management and the strategic use of information in the strategy, structure and culture of high performance organizations. He has lectured internationally at several universities, and served as a member of the board of the Society of International Business Fellows. Mr. Harris serves as a director of the RidgeWorth Funds and the Multi-Manager Portfolio Funds, and has served as a director of The ServiceMaster Company and Transamerica Investors, Inc. Mr. Harris is a graduate of Morehouse College and he earned a PhD in operations research at Cornell University. Mr. Harris’ knowledge of best practices in executive management, familiarity with international business practices and expertise in corporate strategy implementation and risk management help the TSYS Board address challenges that TSYS encounters as it expands internationally and manages enterprise risk.

Mason H. Lampton — Chairman of the Board, Standard Concrete Products — Director since 1986

Mr. Lampton, 64 years of age, was named Chairman of the Board of Standard Concrete Products, a privately held construction materials company, in June 2004. He has owned and led Standard Concrete Products since 1996. Prior to 1996, Mr. Lampton was President and Chairman of the Board of The Hardaway Company, a construction company. Mr. Lampton also serves as a director of Synovus Financial Corp. His prior business experience also includes serving as a director and as a member of the Audit Committee of another public company, Citizens Fidelity Corporation. He has served as a member of the TSYS and Synovus Audit Committees, Executive Committees and Compensation Committees. Mr. Lampton is a graduate of Vanderbilt University. Mr. Lampton’s skills in risk management and directing corporate strategy and his public company board expertise provide the TSYS Board with valuable insights as the Board oversees TSYS’ strategic development.

H. Lynn Page — Vice Chairman of the Board, Retired, Synovus Financial Corp. — Director since 1982

Mr. Page, 71 years of age, was elected Vice Chairman of Synovus in 1990 and retired from that position in 1991. Prior to 1991, Mr. Page served for over 26 years in various capacities with Synovus or its subsidiary, Columbus Bank and Trust Company, or with TSYS, including President of Synovus and Vice Chairman of TSYS. During Mr. Page’s service as an executive officer of Synovus, he served as the Chief Financial Officer of Synovus, or the chief financial officer of Synovus reported directly to him. Mr. Page also serves as a director of Synovus. He is a graduate of the Georgia Institute of Technology. Mr. Page brings to the TSYS Board financial expertise, executive management experience in overseeing the financial reporting of a public company, risk management skills and years of business experience with TSYS and in the financial services industry, enabling him to provide valuable leadership to the TSYS Board’s oversight of financial reporting and enterprise risk management.

Philip W. Tomlinson — Chairman of the Board and Chief Executive Officer, Total System Services, Inc. — Director since 1982

Mr. Tomlinson, 65 years of age, was elected Chairman of the Board and Chief Executive Officer of TSYS in January 2006. From 1982 until 2006, Mr. Tomlinson served in various capacities with TSYS, including Chief Executive Officer and President. Since TSYS’ incorporation in December 1982, Mr. Tomlinson has played a key role in almost every major relationship that has shaped TSYS’ development. Mr. Tomlinson is a director of Synovus, a member of the Financial Services Roundtable, a graduate of Louisiana State University’s School of Banking of the South, Chairman of the Columbus State University Board of Trustees and a member of the Board of Directors of the Georgia Department of Economic Development. Mr. Tomlinson’s leadership skills, his relationship-building and risk management skills, his extensive knowledge of and years of experience with TSYS and his knowledge and understanding of the payment services and financial services industries provide invaluable resources to TSYS’ Board.

John T. Turner — Private Investor — Director since 2003

Mr. Turner, 55 years of age, is a private investor and a director of the W.C. Bradley Co., a privately held consumer products goods company. Mr. Turner served for 20 years in various capacities with the W.C. Bradley Co. and/or its subsidiaries, including President of Bradley Specialty Retailing, Inc. Mr. Turner has for many years been actively involved in initiatives encompassing a variety of entrepreneurial, social and environmental interests. Mr. Turner is a graduate of Vanderbilt University. Mr. Turner’s experience in business management, corporate strategy development, including international business, and risk assessment provide the TSYS Board with a valuable perspective on matters relating to TSYS’ strategic growth and enterprise risk management.

Richard W. Ussery — Chairman of the Board and Chief Executive Officer, Retired, Total System Services, Inc. — Director since 1982

Mr. Ussery, 64 years of age, retired as an executive employee of TSYS in June 2005 and served as a non-executive Chairman of the Board until January 2006. Prior to 2005, Mr. Ussery served for over 40 years in various capacities with TSYS or Synovus’ subsidiary, Columbus Bank and Trust Company, including Chairman of the Board and Chief Executive Officer of TSYS. His business experience includes serving as a director of the Georgia Power Company, an electric utility subsidiary company of Southern Company. Mr. Ussery is a graduate of Auburn University. Mr. Ussery’s leadership skills, extensive knowledge of and experience in the payment services and financial services industries and understanding of TSYS’ business and historical development give him unique insights into our company’s challenges, opportunities and business.

M. Troy Woods — President and Chief Operating Officer, Total System Services, Inc. — Director since 2003

Mr. Woods, 60 years of age, was elected President and Chief Operating Officer of TSYS in December 2003. From 1987 until 2003, Mr. Woods served in various capacities with TSYS, including Executive Vice President. Mr. Woods is a graduate of Columbus State University, the University of Virginia’s Graduate School of Retail Bank Management and Louisiana State University’s School of Banking of the South. Mr. Woods is also a member of the Columbus State University Board of Trustees. Mr. Woods’ business experience includes service in the financial services industry in a variety of capacities, including as a senior vice president of consumer lending. Mr. Woods has been involved in directing TSYS’ international expansion, strategic planning activities, negotiations with major clients and the continual improvement of TS2, TSYS’ core payments engine. Mr. Woods’ extensive knowledge of TSYS’ business, operations and employees, risk management and negotiating skills, as well as his extensive experience in the payment services and financial services industries provide invaluable resources to TSYS’ Board.

James D. Yancey — Chairman of the Board, Columbus Bank and Trust; Chairman of the Board, Retired, Synovus Financial Corp. — Director since 1982

Mr. Yancey, 70 years of age, retired as an executive employee of Synovus in December 2004 and served as a non-executive Chairman of the Board until July 2005. Mr. Yancey also served as a non-executive Chairman of the Board of Synovus from June 2010 until October 2010. Mr. Yancey was elected as an executive officer Chairman of the Board of Synovus in October 2003. Prior to 2003, Mr. Yancey served for over 45 years in various capacities with Synovus and/or its subsidiary, Columbus Bank and Trust Company, including Vice Chairman of the Board and President of both Synovus and Columbus Bank and Trust Company. Mr. Yancey also serves as a director of Synovus. His business experience includes service as a member of the Financial Services Roundtable, the Board of Regents of the University System of Georgia and as a director of the Georgia Chamber of Commerce. Mr. Yancey is a graduate of Columbus State University. Mr. Yancey provides a valuable perspective to the TSYS Board based on his experience in overseeing the management of a bank engaged in the credit card business, as a large portion of TSYS’ customer base is comprised of credit card issuing banks.

Rebecca K. Yarbrough — Private Investor — Director since 1999

Mrs. Yarbrough, 74 years of age, is a private investor who has had an interest in TSYS that developed over a period of many years. From 1995 until 1999, Mrs. Yarbrough served on the board of directors of Universal Bank, N.A., the former credit card bank that was formed in 1990 in connection with the former AT&T Universal Card credit card, for which TSYS served as the exclusive provider of processing services for a number of years. Mrs. Yarbrough has held leadership positions with several community organizations over a number of years. Mrs. Yarbrough is a graduate of Huntingdon College, with a degree in business administration. Mrs. Yarbrough’s leadership experience in non-profit organizations, experience as a director of Universal Bank, and her understanding of TSYS’ business as a long-time investor of TSYS since the time of its initial public offering in 1983 provides the TSYS Board with a valuable unique viewpoint that contributes to the Board’s effectiveness.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

PROPOSAL 2: RATIFICATION OF

APPOINTMENT OF THE INDEPENDENT AUDITOR

The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the consolidated financial statements of TSYS and its subsidiaries for the fiscal year ending December 31, 2012 and TSYS’ internal control over financial reporting as of December 31, 2012. Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of TSYS’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for TSYS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITOR.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position with TSYS of each executive officer of TSYS.

Name	Age	Position with TSYS
Philip W. Tomlinson(1)	65	Chairman of the Board and Chief Executive Officer
M. Troy Woods(1)	60	President and Chief Operating Officer
James B. Lipham(2)	63	Senior Executive Vice President and Chief Financial Officer
William A. Pruett(3)	58	Senior Executive Vice President and Chief Client Officer; President, TSYS North America
Kenneth L. Tye(4)	59	Senior Executive Vice President and Chief Information Officer
G. Sanders Griffith, III(5)	58	Senior Executive Vice President, General Counsel and Secretary

(1)	As Messrs. Tomlinson and Woods are directors of TSYS, relevant information pertaining to their positions with TSYS is set forth under the caption “Nominees for Election as Directors” on page 11.

(2)	James B. Lipham was elected as Senior Executive Vice President and Chief Financial Officer of TSYS in April 2004. From 1995 until 2004, Mr. Lipham served as Executive Vice President and Chief Financial Officer of TSYS. From 1987 until 1995, Mr. Lipham served in various financial capacities with TSYS, including Senior Vice President and Treasurer.

(3)	William A. Pruett was elected as Senior Executive Vice President and Chief Client Officer of TSYS in April 2004 and President, TSYS North America in November 2010. From 1993 until 2004, Mr. Pruett served as Executive Vice President of TSYS. From 1982 until 1993, Mr. Pruett served in various capacities with TSYS, including Senior Vice President.

(4)	Kenneth L. Tye was elected as Senior Executive Vice President and Chief Information Officer of TSYS in April 2004. From 1999 until 2004, Mr. Tye served as Executive Vice President and Chief Information Officer of TSYS. From 1982 until 1999, Mr. Tye served in various capacities with TSYS, including Senior Vice President.

(5)	G. Sanders Griffith, III was elected as Senior Executive Vice President of TSYS in January 2008, Secretary of TSYS in 1995 and General Counsel of TSYS in 1988. From 1988 until 2008, Mr. Griffith served in various capacities with Synovus, including Senior Executive Vice President, General Counsel and Secretary.

STOCK OWNERSHIP OF DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth ownership of shares of TSYS stock by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2011.

Name	Shares of TSYS Stock Beneficially Owned with Sole Voting and Investment Power as of 12/31/11	Shares of TSYS Stock Beneficially Owned with Shared Voting and Investment Power as of 12/31/11	Shares of TSYS Stock Beneficially Owned with Sole Voting and No Investment Power as of 12/31/11	Total Shares of TSYS Stock Beneficially Owned as of 12/31/11(1)(2)	Percentage of Outstanding Shares of TSYS Stock Beneficially Owned as of 12/31/11
James H. Blanchard	253,238	381,155	1,000	637,176	*
Richard Y. Bradley	43,516	76,259	1,000	122,558	*
Kriss Cloninger III	12,841	—	1,000	15,624	*
Walter W. Driver, Jr.	12,476	—	1,000	15,259	*
Gardiner W. Garrard, Jr.	86,142	138,785	1,000	227,710	*
G. Sanders Griffith, III	156,468	1,683	51,338	303,875	*
Sidney E. Harris	11,025	—	1,000	13,808	*
Mason H. Lampton	8,910	31,966	1,000	43,659	*
James B. Lipham	142,974	600	13,713	346,760	*
W. Walter Miller, Jr.	87,802	196,695	1,000	287,280	*
H. Lynn Page	279,936	199,229	1,000	481,948	*
William A. Pruett	205,577	—	13,713	422,028	*
Philip W. Tomlinson	556,076	126,757	36,562	1,418,618	*
John T. Turner	174,458	1,521,762	1,000	1,699,003	*
Kenneth L. Tye	118,479	850	13,713	342,150	*
Richard W. Ussery	497,111	65,451	1,000	730,842	*
M. Troy Woods	185,322	2,279	36,562	574,498	*
James D. Yancey	609,749	94,689	1,000	707,221	*
Rebecca K. Yarbrough	171,251	298,083	1,000	472,117	*
Directors and Executive Officers as a Group (19 persons)	3,613,351	3,136,243	178,601	8,862,134	4.7

*	Less than one percent of the outstanding shares of TSYS stock.

(1)	The totals shown in the table above for each of the non-employee directors, other than Mr. Ussery, include options to purchase 1,783 shares and for each of the individuals listed below include options to purchase the number of shares shown below. These options are all of the options held by TSYS’ directors and executive officers that were exercisable on, or became exercisable within 60 days after, December 31, 2011.

Name	Stock Options
G. Sanders Griffith, III	94,386
James B. Lipham	189,473
William A. Pruett	202,738
Philip W. Tomlinson	699,223
Kenneth L. Tye	209,108
Richard W. Ussery	167,280
M. Troy Woods	350,335
Directors and Executive Officers as a Group (19 persons)	1,933,939

(2)	The totals shown in the table above include the following number of shares of TSYS stock that were pledged, including shares held in a margin account: 390,691 shares for Mr. Blanchard, 138,458 shares for Mr. Garrard, 9,200 shares for Mr. Griffith, 20,022, shares for Mr. Woods and 10,251 shares for Mr. Yancey. The total shown in the table above for Mrs. Yarbrough includes 72,000 shares held in a trust for which Mrs. Yarbrough is not the trustee. Mrs. Yarbrough disclaims beneficial ownership of these shares.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the NYSE and the rules of the SEC. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board” on page 3 and are more fully described in the Audit Committee charter adopted by the Board of Directors.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of TSYS’ financial statements and systems of internal controls. Management is responsible for TSYS’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of TSYS’ consolidated financial statements. KPMG LLP, TSYS’ independent auditor, is responsible for performing an independent audit of TSYS’ consolidated financial statements and of the effectiveness of TSYS’ internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on the effectiveness of TSYS’ internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation and oversight of KPMG LLP. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee TSYS’ financial reporting process.

In discharging its responsibilities regarding the financial reporting process, the Audit Committee:

—	Reviewed and discussed with management and KPMG LLP TSYS’ audited financial statements as of and for the year ended December 31, 2011;

—	Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

—

Received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

The Audit Committee

H. Lynn Page, Chairman

Sidney E. Harris

John T. Turner

KPMG LLP Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of TSYS’ annual financial statements for the years ended December 31, 2011 and December 31, 2010 and fees billed for other services rendered by KPMG during those periods.

	2011		2010
Audit Fees(1)	$1,998,000		$2,050,000
Audit Related Fees(2)	1,763,000		1,924,000
Tax Fees	19,000	(3)	-0-
All Other Fees	-0-		-0-

Total	$3,780,000		$3,974,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of TSYS’ financial statements and internal control over financial reporting, reviews of quarterly financial information and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit related fees consisted principally of certain agreed upon procedures engagements, employee benefit plan audits and assurance related services associated with data center reviews.

(3)	Tax fees consisted of fees for tax advisory services.

Policy on Audit Committee Pre-Approval

The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of TSYS’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. TSYS’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.

Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each specified service is allocated to the appropriate category and accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services and the budget for such services.

The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The core of our executive compensation strategy is to incent and reward our senior executives for (1) achievement of the annual operating plan through the Annual Incentive Program (“AIP”) and (2) achievement of growth over a three year performance period through the Long-Term Incentive Program (“LTIP”). Both plans are designed to align performance-based compensation with TSYS’ goal to be the leading global payment solutions provider as well as with the core components of our strategic plan. These core components are to increase the revenue and operating income of our three operating segments, North America Services, International Services and Merchant Services, while at the same time further diversifying our revenue stream and reducing our reliance on North American card issuer processing.

For “named executive officers” with enterprise-level accountability, the Committee utilizes revenue growth and income from continuing operations at the enterprise level as performance metrics under the AIP. For named executive officers who do not have enterprise-level accountability, the performance metrics are balanced between revenue growth and operating income at the applicable business segment and the two enterprise metrics. For the LTIP, the Committee utilizes revenue growth and income from continuing operations at the enterprise level for all named executive officers.

The Committee believes that the revenue growth metric positively correlates to our growth and expansion goals, while the income from continuing operations and operating income metrics incent both overall profitability as well as growth that is profitable. The Committee also believes that these metrics currently are the best evaluative measures of TSYS’ performance when compared to other metrics that might be impacted by capital structure or the performance of the stock market in general. Although the AIP and LTIP use similar metrics, the calculation of the metrics under the programs differs in that the AIP does not reward executives for acquisitions unless those acquisitions are reflected in the annual operating plan, while the impact of acquisitions is included in determining whether the targeted performance under the LTIP has been achieved. In addition, the metrics under the LTIP include a compound annual growth rate (“CAGR”) requirement.

To best ensure that the incentive for growth that these metrics provide do not invite less-profitable, or even unprofitable, growth, the Committee limits the portion of the payout percentage resulting from revenue growth to the payout percentage derived from income from continuing operations at the enterprise-level and operating income at the business segment-level. Awards under both plans also eliminate the impact of currency exchange rate fluctuations in order to better focus executives on operational excellence and financial achievement rather than currency exchange rate volatility. Finally, the Committee is required to reduce awards under the LTIP to adjust for any dilutive EPS effect from acquisitions, thereby providing further assurance of alignment between shareholder interests and the personal interests of the named executive officers.

Compensation Committee Actions in 2011.    As part of its ongoing effort to improve our compensation program, during 2011, the Committee took a number of actions, including:

2011 Say-on-Pay Vote.    At our 2011 Annual Meeting, we asked shareholders to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for that meeting. Shareholders responded favorably with 65.3% of the votes cast in favor of approval. While we appreciated the approval, management and the Committee were concerned with the large number of votes against approval. Over the course of 2011 we talked, or offered to talk, with our 15 largest shareholders, which collectively hold almost one-half of our shares, in order to hear first-hand the reasons for their votes. The reasons varied substantially among the different shareholders, but there was some consistency in the concerns that were expressed. The following table summarizes the most common concerns and the actions taken by the Committee to address those concerns.

Shareholder Concern	Action Taken by the Compensation Committee
No disclosure of performance goals for LTIP awards	This proxy statement discloses performance goals for the 2011 LTIP awards
Did not favor the discretionary cash awards or special equity award	No such awards were made in 2011 and will only be made in the future in exceptional circumstances
Did not approve of potential excise tax gross-up payments triggered by termination of employment in connection with a change in control	Adopted a no tax gross-up policy for new and materially amended agreements
Did not favor the performance metrics for the LTIP or the use of the same performance metrics for the AIP and LTIP	Expanded disclosure regarding the selection and operation of the metrics
Did not approve of certain benchmarking peers	Revised the benchmarking peer group for 2012

Moderate Increases in Base Pay.    The Committee awarded the named executive officers a 3% increase in base pay. These individuals received no base pay increase in 2009 or 2010, and the Committee considered it important to keep base pay competitive.

Annual Incentive Program and Long-Term Incentive Program.    As noted above, the Committee carefully links compensation – through the AIP and the LTIP – with the achievement of our strategic goals. In order to strengthen this linkage, during 2011 the Committee expanded the performance criteria for named executive officers without enterprise-wide accountability to include revenue growth and operating income for the applicable business segment.

Best Practices.    Our compensation practices include elements designed to embody good corporate governance and reflect best practices within executive compensation:

—

Emphasis on Performance-based Compensation:    A significant portion of the compensation awarded to our executive officers is in the form of performance-based compensation that is tied to the achievement of performance goals or stock price appreciation.

—	Clawback Policy: Our clawback policy permits TSYS to recover incentive compensation paid or awarded to executive officers in certain circumstances.

—	No Hedging Policy: Our insider trading policy prohibits our executive officers and directors from engaging in hedging transactions designed to off-set decreases in the market value of TSYS stock.

—	No Employment Agreements: None of our executive officers has an employment agreement.

—

Double-Trigger Change of Control Provisions:    Our change of control agreements and equity award agreements require both actual or constructive termination of employment and a change of control of TSYS before change in control benefits are triggered.

—

Stock Ownership Guidelines and Share Retention Policy:    Our executive stock ownership guidelines require our executives to hold a significant amount of TSYS stock. Our CEO exceeds these guidelines by more than 200%, and each of our other executive officers exceeds these guidelines by more than 50%. In addition, in December 2011 we adopted a share retention policy for executive officers pursuant to which they are required to retain ownership of at least 50% of all stock acquired by them through our equity compensation plans, net of taxes and transaction costs, until retirement or other termination of employment.

—

Independent Compensation Consultant:    The Committee selects and directly engages its own executive compensation consultant. The Committee must pre-approve the engagement by management of this executive compensation consultant for any other purpose, subject to a de minimis exception.

—	Minimal Perquisites: In the aggregate, for all named executive officers perquisites in 2011 were less than $134,000, reflecting our policy of utilizing perquisites sparingly.

—

No Tax Gross-Up Policy:    In December 2011, the Committee determined that TSYS no longer will agree to make tax gross-up payments to executive officers, except for gross-ups applicable to management employees generally, such as payments made pursuant to an expatriate tax equalization policy. This policy is applicable to new agreements and agreements that are materially amended.

—	Non-plan Incentive Compensation: The Committee does not pay discretionary bonuses except in exceptional circumstances.

Additional information with respect to the items listed above can be found in the following pages of this CD&A.

Named Executive Officers.    This CD&A discusses TSYS’ executive compensation program as it relates to the following “named executive officers” whose 2011 compensation information is provided in the series of tables following this discussion:

—	Philip W. Tomlinson, Chairman of the Board and Chief Executive Officer;

—	James B. Lipham, Senior Executive Vice President and Chief Financial Officer;

—	M. Troy Woods, President and Chief Operating Officer;

—	William A. Pruett, Senior Executive Vice President and Chief Client Officer; President, TSYS North America;

—	Kenneth L. Tye, Senior Executive Vice President and Chief Information Officer; and

—	G. Sanders Griffith, III, Senior Executive Vice President, General Counsel and Secretary.

We have voluntarily disclosed the compensation amounts earned by or paid to Mr. Pruett for 2011 even though he was not a “named executive officer” for 2011. Mr. Pruett was a named executive officer for 2009 and 2010. As Mr. Pruett and Mr. Tye are paid the same base salary and as Mr. Griffith is paid a similar base salary, it is possible that TSYS’ named executive officers could change from year-to-year as both the AIP and LTIP awards are expressed as a percentage of base pay and the target percentage for each of these three executives is the same. We believe that including information with respect to the compensation of our six most senior executives for the years in which the base salaries of certain of these executives is similar will provide our shareholders with consistent disclosure from year-to-year.

Pay for Performance.    Pay for performance is the cornerstone of our compensation philosophy. The graphs below show the balance of the elements that comprised target total direct compensation approved by the Committee for each named executive officer for 2011, including the percentage of performance-based compensation. For purposes of the graphs below, performance-based compensation is comprised of AIP bonuses, stock options and performance shares. The percentage of performance compensation listed below each chart is calculated by dividing (i) the value of performance-based compensation at target by (ii) the amount of target total direct compensation, which includes performance-based compensation plus 2011 base salary. The mix of actual pay delivered to executives may vary significantly from the charts based on the level of achievement of AIP and LTIP awards.

2011 Target Total Direct Compensation

Executive Compensation Program

Compensation Philosophy and Objectives.    TSYS’ executive compensation program is designed to drive shareholder value and attract, motivate and retain a talented, dynamic executive team with the skills and vision required for us to become the leading global payment solutions provider. Our executive compensation program is performance-oriented and links compensation to TSYS’ performance.

Our pay for performance philosophy is reflected in different aspects of our executive compensation program. A significant portion of the total compensation of each named executive officer is at risk based on short-term and long-term performance. For 2011, performance-based compensation included an annual incentive cash bonus opportunity under the AIP, a grant of performance shares, and a grant of stock options. We consider conventional stock options to be performance-based as options generate value only if the value of our stock appreciates after the date of the option grant. Our pay for performance philosophy is reinforced by practices such as limited perquisites, stock ownership and share retention requirements, the limitation of future tax gross-ups and a clawback policy.

Discretion and Judgment of the Committee.    The Committee oversees TSYS’ executive compensation program, and the Committee has the right to exercise downward discretion in connection with performance-based compensation. For example, the Committee can reduce or eliminate the amount that would otherwise be awarded under the approved payout schedule to reflect individual or business unit performance, to exclude unanticipated, non-recurring gains or for affordability. In addition, the Committee is required to reduce LTIP awards where an acquisition is dilutive to earnings per share.

Our CEO does not participate in the Committee’s deliberations or decisions with regard to his compensation. At the Committee’s request, our CEO provides input for the Committee regarding the performance and appropriate compensation of the other named executive officers. The Committee can and does exercise discretion in modifying any compensation recommendations relating to executive officers that are made by our CEO. From time to time our President participates in these discussions, but does not participate in the Committee’s deliberations or discussions with respect to his compensation.

Each year, the Committee reviews the components of each named executive officer’s compensation to determine if changes in the officer’s compensation are appropriate. The Committee has determined that the named executive officers’ compensation is reasonable, competitive, performance-oriented and designed to align with the successful implementation of our strategic plan.

Role of the Compensation Consultant.    The Committee is authorized to retain and terminate any consultant, as well as approve the consultant’s fees and other terms of retention. The Committee selected and directly engaged Towers Watson in 2011 as its independent compensation consultant to review and make recommendations on the benchmarking peer group, to provide benchmarking review and to provide an equity usage analysis compared to peer companies. Towers Watson also provides other executive compensation services to the Committee such as keeping the Committee apprised of regulatory developments and competitive practices related to executive compensation. Towers Watson provides general observations on TSYS’ compensation programs, but it does not determine or recommend the amount or form of compensation for our named executive officers. At the request of the Committee, Towers Watson attended all of the Committee meetings held in 2011.

The Committee recognizes the benefit of receiving objective advice from its executive compensation consultant and has implemented a pre-approval policy that requires the approval of the Committee before TSYS management can engage the executive compensation consultant for the Committee to provide additional services, other than the purchase of national and international compensation surveys for fees that do not exceed $25,000 in any fiscal year. During 2011, Towers Watson provided no services to TSYS other than its advice to the Committee on executive compensation issues and the provision of surveys.

The Role of Peer Companies and Benchmarking.    The Committee uses publicly reported information from companies that we consider our peers when reviewing the compensation of the named executive officers relative to the compensation paid to similarly-situated executives and in evaluating performance-based compensation plans. This process is often referred to as “benchmarking.” We believe that benchmarking should be a point of reference for measurement, not determinative of the named executive officers’ compensation or the performance-based plans.

The “Benchmarking Group” was selected by the Committee after considering companies that compete in TSYS’ market for business and talent, companies with similar business operations and focus, and companies with similar organization size. The Benchmarking Group is reviewed annually, and for 2011, one company was removed (First Advantage Corporation), and three companies were added (Acxiom Corporation, Dun & Bradstreet Corp. and Moneygram International Inc.) in order to better align the financial and other characteristics of the companies utilized with those of TSYS. Companies in the 2011 Benchmarking Group are:

Acxiom Corporation Alliance Data Systems Corp. Broadridge Financial Solutions Convergys Corp. DST Systems, Inc. Dun & Bradstreet Corporation Equifax Inc.	Euronet Worldwide, Inc. Fair Isaac Corp. Fidelity National Information Services, Inc. Fiserv, Inc. Global Cash Access Holdings, Inc. Global Payments, Inc. Heartland Payment Systems, Inc.	Jack Henry & Associates Mastercard Incorporated Moneygram International Inc. Paychex, Inc. Visa, Inc. Western Union Company

As noted above, in response to concerns expressed by shareholders, for 2012 the Committee further revised the Benchmarking Group by adding Lender Processing Services, Inc., TeleTech Holdings Inc. and VeriFone Systems Inc. and deleting Acxiom Corporation, Global Cash Access Holdings, Inc., Mastercard Incorporated, Paychex, Inc., Visa, Inc. and Western Union Company. These changes were made for a variety of reasons, but generally because the deleted companies were not of comparable size or did not have international operations while the added companies were closer in size or had a more extensive international operation.

TSYS benchmarks base salaries and short-term and long-term incentive awards with our Benchmarking Group. TSYS also benchmarks total compensation (base salary, short-term incentives and long-term incentives) of its executives using benchmark data. The Committee considers the market median when setting total compensation, but total compensation can range from the 25th percentile through the 75th percentile of our Benchmarking Group. TSYS uses our Benchmarking Group for benchmarking total compensation, as well as external market surveys.

Tally Sheets.    The Committee reviews tally sheets for the named executive officers annually. Tally sheets present the dollar amount of each element of the named executive officer’s compensation package, including base salary, cash bonus under the AIP, current LTIP target award, perquisites, health and welfare benefits, contributions to the qualified Retirement Savings Plan and the non-qualified Deferred Compensation Plan and outstanding equity awards. Tally sheets also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, involuntary termination for cause, and voluntary or involuntary termination without cause.

Tally sheets provide the Committee a summary of all elements of an executive’s compensation package, as well as information on wealth accumulation, so that the Committee can analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation and determine whether the executive’s compensation is reasonable. Although tally sheets are not used to benchmark total compensation with our Benchmarking Group, the Committee considers total compensation paid to executives at our Benchmarking Group in considering the reasonableness of our executives’ compensation.

Elements of Compensation. The primary elements of compensation in TSYS’ executive compensation program are summarized in the table below.

Compensation Element	Objective	Key Features
Base Pay	To provide a fixed level of cash compensation for executive officers commensurate with their respective skills, responsibilities, experience and performance.	Reviewed annually and adjusted based on an executive’s current and anticipated future performance with benchmarking to our Benchmarking Group.
AIP— performance-based cash bonuses	To motivate executive officers to produce specified financial results and to reward executives for successful implementation of TSYS’ annual operating plan.	Cash bonuses are a function of attainment of performance goals.
LTIP— annual equity awards and special equity grants	To align interests of executive officers with shareholders and to reward executives for the achievement of the goals necessary to successfully implement TSYS’ strategic plan.

Annual award is a multiple of base pay. One-half of annual award is paid in stock options and one-half is paid in performance shares. Performance shares are subject to attainment of performance goals over a three-year period.

Special equity grants are made only in exceptional circumstances and have varying features.

Retirement Savings Plan — a qualified plan that allows 401(k) deferrals	To provide retirement income for executive officers.	Broad-based retirement plan. TSYS makes discretionary contributions based on profits and provides 401(k) matching contributions. Contributions are fully vested after two years of service.
Deferred Compensation Plan — a nonqualified plan	To provide additional retirement savings and income deferral opportunities.

Executive officers can elect to defer a portion of their base salary and cash bonuses under the AIP.

TSYS contributes an amount equal to the amount that would have been contributed to the Retirement Savings Plan but for IRS limits, and matches deferrals at the same rate it matches 401(k) contributions.

Perquisites	To provide minimal personal benefits for executive officers to align our compensation program with competitive practices.	Treated as taxable income to executive officers and represents an insignificant amount of an executive’s compensation.

Base Pay.    Base pay provides our executives with a level of compensation commensurate with their respective skills, responsibilities, experience and performance. It is the amount paid to an executive for effectively performing his or her job on a daily basis.

To ensure that base pay is competitive, TSYS benchmarks an executive’s base pay against base pay paid by our Benchmarking Group. The Committee compares each executive’s current base pay to market information for that position, with an emphasis on the market median, using proxy statement information from our Benchmarking Group. For certain positions for which there is no clear market match in the benchmarking data, the Committee uses a blend of two or more positions from the benchmarking data. After reviewing the benchmarking data, the Committee establishes a competitive base salary for each executive. See “The Role of Peer Companies and Benchmarking” section on page 23 for a list of the companies in the Benchmarking Group and information on the process used to select these companies.

In addition to market comparisons of similar positions at our peer companies, individual performance may affect base pay. Comparison of an executive’s base pay to the base pay of other TSYS executives may also be a factor in establishing base pay, especially with respect to positions for which there is no clear market match in benchmarking data. Because of the process used to establish base pay, large increases in base pay generally occur only when an executive is promoted into a new position. Base pay is not directly related to TSYS’ performance, except over the long term since revenues are used in benchmarking base pay against our Benchmarking Group.

For 2011, each named executive officer received an increase in base pay of 3%. This was the first increase in base pay for any of these individuals since 2008. As a result of the increases, the named executive officers had base pay ranging from 89% to 115% of the base pay for holders of comparable positions at the Benchmarking Group.

Annual Incentive Program.    Annual cash bonuses under the AIP provide an incentive for our executives to meet short-term performance goals as reflected in our operating plan. In addition, given the prevalence of short-term incentive compensation in the marketplace, annual cash bonuses are necessary in order to provide a competitive compensation program. AIP bonuses are tied, at the enterprise level, to growth in revenues before reimbursable items and income from continuing operations, and, at the business segment level, to revenues before reimbursable items and operating income at that level, weighted as follows:

Executive	Enterprise-wide Performance		Business Segment Performance
	Growth in Revenues	Income from Continuing Operations	Growth in Revenues	Operating Income
Philip W. Tomlinson	50%	50%	—	—
James B. Lipham	50%	50%	—	—
M. Troy Woods	50%	50%	—	—
William A. Pruett	25%	25%	25%	25%
Kenneth L. Tye	25%	25%	25%	25%
G. Sanders Griffith, III	50%	50%	—	—

Annual cash bonuses under the AIP are expressed as a percentage of an executive’s base pay. AIP bonuses are benchmarked against typical short-term incentive awards in our Benchmarking Group. See “The Role of Peer Companies and Benchmarking” section on page 23 for a list of the companies in our Benchmarking Group and information on the process used to select these companies. AIP target bonuses for 2011 were set taking into account median market data at our Benchmarking Group, as well as existing incentive targets, internal pay equity, individual performance and retention needs. The 2011 AIP target bonuses as a percentage of base pay were:

Executive	Target as a Percent of Base Pay
Philip W. Tomlinson	100%
James B. Lipham	85%
M. Troy Woods	100%
William A. Pruett	85%
Kenneth L. Tye	85%
G. Sanders Griffith, III	85%

The amount of an AIP bonus ranges from zero to 200% of the target based on achievement of performance goals established by the Committee for the year. For 2011, revenues before reimbursable items and income from continuing operations at the enterprise level, and revenues before reimbursable items and operating income at the business segment level determine payouts under the AIP. In order to reinforce the importance of profitability, the 2011 AIP provides that the portion of the AIP payment based on growth in revenues before reimbursable items cannot exceed the portion of the AIP payment based on income from continuing operations at the enterprise level and operating income at the business segment level, as applicable, to discourage growth in revenues that could be detrimental to earnings.

Growth in revenue is calculated before reimbursable items in order to eliminate the impact of items that are pass-throughs and do not positively impact fulfillment of strategic goals, the largest of which pass-through items is postage. The financially-based AIP metrics are derived from our financial statements, which follow generally accepted accounting principles. However, in evaluating performance, the Committee may exercise discretion in determining whether pre-established goals have been attained and make adjustments because of unusual events that, in its judgment, do not accurately reflect our operating performance. These events include, but are not limited to, the effect of acquisitions or divestitures, foreign exchange gains or losses, changes in accounting principles or tax laws, restructuring costs, litigation judgments or settlements, and other similar events. The Committee believes that retaining discretion to adjust the calculation of performance results to exclude items it considers extraordinary encourages management’s willingness to take actions that may limit short-term performance, yet support long-term growth in the best interests of our shareholders. For purposes of the AIP payout percentage for 2011, the performance metrics were adjusted to exclude the impact of an acquisition, litigation, asset writedown and foreign currency exchange rates.

For 2011, the Committee established the following performance goals for the AIP at the enterprise level:

Percent of Target Bonus Paid	Revenues Before Reimbursable Items	Income from Continuing Operations
25%	$1,451,350,000	$205,640,000
50%	$1,478,740,000	$209,520,000
75%	$1,506,120,000	$213,400,000
100%	$1,533,500,000	$217,280,000
125%	$1,560,890,000	$221,160,000
150%	$1,588,270,000	$225,040,000
175%	$1,615,660,000	$228,920,000
200%	$1,643,040,000	$232,800,000

Although TSYS has three operating segments, North America Services, International Services and Merchant Services, no named executive officer had segment-level responsibility for the Merchant Services segment. The Committee established the following performance goals for the AIP at the segment level for the two segments where named executive officers had segment-level responsibility:

	North America Services Segment		International Services Segment
Percent of Target Bonus Paid	Revenues Before Reimbursable Items	Operating Income	Revenues Before Reimbursable Items	Operating Income
25%	$771,284,000	$237,510,000	$359,443,000	$23,723,000
50%	$785,836,000	$241,992,000	$366,225,000	$24,187,000
75%	$800,389,000	$246,473,000	$373,007,000	$26,110,000
100%	$814,942,000	$250,954,000	$379,789,000	$27,345,000
125%	$829,494,000	$255,436,000	$386,571,000	$28,606,000
150%	$844,047,000	$259,917,000	$393,353,000	$29,895,000
175%	$858,599,000	$264,398,000	$400,135,000	$31,211,000
200%	$873,152,000	$268,880,000	$406,917,000	$32,553,000

Messrs. Pruett and Tye are the only named executive officers without enterprise-level responsibility. For Mr. Pruett, his segment-level metrics are based upon the North America Services segment, and for Mr. Tye, they are based one-half upon the North America Services segment and one-half upon the International Services segment.

The Committee has the right to exercise downward discretion and reduce (but not increase) or eliminate the amount that would otherwise be awarded under the approved schedule. For example, AIP bonuses can be reduced to reflect individual or business unit performance or for affordability. The Committee elected not to exercise negative discretion with respect to 2011 results.

Results for 2011, after adjustments, were as follows:

	Revenues Before Reimbursable Items	Income from Continuing Operations or Operating Income	Percent of Target Bonus
Enterprise Level	$1,533,930,000	$230,648,000	143%
North America Segment	$809,069,000	$253,870,000	103%
International Segment	$384,891,000	$27,919,000	111%

Since TSYS’ business performed well in 2011, exceeding, both at the enterprise level and at the individual business segment level, the 100%-level targets reflected in the 2011 performance goals, each of the named executive officers earned a bonus under the AIP. The actual bonuses were as follows:

Executive	AIP Bonus	As a Percentage of Base Pay
Philip W. Tomlinson	$1,237,200	143%
James B. Lipham	$478,700	122%
M. Troy Woods	$898,500	143%
William A. Pruett	$473,800	105%
Kenneth L. Tye	$481,500	106%
G. Sanders Griffith, III	$537,100	122%

AIP bonuses for 2011 also are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 33.

Long-Term Incentive Program.    Equity awards under the LTIP provide an incentive for our executives to drive TSYS’ long-term performance by tying a significant portion of their compensation to the achievement of the goals necessary to successfully implement TSYS’ strategic plan. Equity awards also align the interests of our executives and our shareholders by awarding executives equity in TSYS. Given the prevalence of long-term incentive compensation in the marketplace, LTIP awards also are part of a competitive compensation program.

LTIP awards are expressed as a multiple of an executive’s base pay. LTIP awards are set taking into account median market data at our Benchmarking Group, as well as existing incentive targets, internal pay equity, individual performance and retention needs. See “The Role of Peer Companies and Benchmarking” section on page 23 for a list of the companies in our Benchmarking Group and information on the process used to select these companies. The 2011 LTIP awards as a percentage of base pay were:

Executive	Target as a Percent of Base Pay
Philip W. Tomlinson	300%
James B. Lipham	150%
M. Troy Woods	250%
William A. Pruett	150%
Kenneth L. Tye	150%
G. Sanders Griffith, III	150%

Annual LTIP awards generally are paid one-half in stock options and one-half in performance shares. The Committee believes that stock options are an appropriate equity vehicle for a portion of LTIP compensation because they are by their very nature performance-based, providing value only if the value of our stock price increases over time, which aligns our executives’ interests with the long-term interests of our shareholders. Stock options are awarded in the performance year and vest in three equal installments on the first, second and third anniversaries of the date of grant. The exercise price of a stock option is determined as of the date of grant.

The Committee believes that performance shares are an appropriate equity vehicle for the remainder of LTIP compensation because performance shares align executives’ interests with the interests of shareholders by focusing executives on the long-term performance of TSYS. Each year the Committee establishes performance goals for the performance share portion of the annual LTIP awards. The Committee linked the 2011 performance share portion of the LTIP award to compound growth in revenues before reimbursable items and income from continuing operations during the period 2011 to 2013.

Named executive officers receive an initial target award of performance shares determined as of the date of grant. At the end of the three-year performance cycle, a named executive officer’s payout of his or her performance share award will range from zero to 200% of target based on achievement of the pre-established performance goals.

Because the Committee may take action to approve LTIP awards on or near the date that TSYS’ earnings are released, the Committee has established the last business day of the month in which earnings are released as the grant date for equity awards to executive officers to ensure that the earnings release has had time to be absorbed by the market before equity awards are granted and stock option exercise prices are established. However, if the date of the TSYS earnings release or the date the Committee takes action is within five business days of the last business day of the month, the grant date is postponed for five business days after the later of the TSYS earnings release or the date the Committee takes action. With respect to performance-based equity awards other than conventional stock options, awards vest on the date that the Committee certifies that the required performance goals have been attained.

Each named executive officer received 50% of his 2011 LTIP award in the form of stock options. Stock options received by the named executive officers are included in the “All Other Option Awards: Number of Securities Underlying Options” column in the Grants of Plan-Based Awards table on page 35. Each named executive officer received the remaining 50% of his 2011 LTIP award in the form of performance shares. The closing price of TSYS stock on March 15, 2011 was used to determine the exercise price for the stock options and the number of performance shares awarded at target. Performance goals for payout of performance share awards are based on the metrics of compound growth in revenues before reimbursable items and income from continuing operations over the period 2011 to 2013, each weighted 50%. The calculation of the LTIP metrics differ from those of the AIP in that the impact of acquisitions is not excluded in order to better incent and reward the named executive officers for fulfilling this important goal and, as noted above, the LTIP calculation contains a CAGR. The metrics are calculated consistent with the 2011 LTIP award. Future payouts and the applicable performance levels will be reported after the end of the 2011 to 2013 performance period.

For the 2011 to 2013 performance period, the Committee approved the following performance goals for the LTIP:

	Revenues Before Reimbursable Items		Income From Continuing Operations
Percentage	Required 2013 Level	CAGR*	Required 2013 Level	CAGR*
50%	$1,669,000,000	5%	$235,000,000	6%
100%	$1,767,000,000	7%	$248,000,000	8%
200%	$1,919,000,000	10%	$277,000,000	12%

*	Reflects compound annual growth rate required to achieve 2013 results as compared to 2010 base line results.

Special Equity Awards.    In addition to annual awards under the LTIP, in 2008 the Committee granted a long-term incentive award tied to TSYS’ performance in 2011. Effective February 6, 2008, the named executive officers received restricted stock awards under a special equity grant. The special equity grant aligned the interests of TSYS’ executives with shareholders following TSYS’ spin-off from Synovus on December 31, 2007 and provided a key retention tool for executives. Restricted stock awarded to named executive officers other than Messrs. Tomlinson and Woods vests in five equal installments on the first, second, third, fourth and fifth anniversaries of the date of grant. Restricted stock awarded to Messrs. Tomlinson and Woods was tied to a threshold level of performance over the period 2008 to 2014. Any restricted stock that has not vested at the end of 2014 will be forfeited. Under the performance goal established for 2011, 20% of the restricted stock awarded to Messrs. Tomlinson and Woods in 2008 vests if EPS is at least 75% of an EPS goal of $1.10. As TSYS’ EPS was $1.15 for 2011, the performance goal was satisfied and, accordingly, 20% (18,282 shares) of the 2008 special equity awards held by Messrs. Tomlinson and Woods vested when the Committee certified performance on January 19, 2012.

Qualified Plan and Nonqualified Deferred Compensation Plan.    TSYS maintains a broad-based qualified retirement plan. Under the Retirement Savings Plan, TSYS can make discretionary contributions based on profits. TSYS also “matches” 401(k) contributions up to 4% of a participant’s eligible compensation. For 2011, all eligible participants, including each named executive officer, received a discretionary contribution of 1%, and a matching contribution of 4%, of eligible compensation under the Retirement Savings Plan. Contributions to the Retirement Savings Plan for 2011 are included in the “All Other Compensation” column in the Summary Compensation Table on page 33.

TSYS also sponsors a nonqualified plan, the TSYS Deferred Compensation Plan (“Deferred Plan”). TSYS makes contributions to the Deferred Plan in an amount equal to the benefits that cannot be contributed to the Retirement Savings Plan due to limits imposed by the IRS. In addition, participants in the Deferred Plan may elect to contribute all or a portion of their base pay and cash bonuses under the AIP to the Deferred Plan, and TSYS matches the contribution at the same rate applicable under the Retirement Savings Plan. Assets of the Deferred Plan are held in a rabbi trust, which is subject to claims by TSYS’ creditors. As the Deferred Plan does not pay “above market” interest, contributions to the Deferred Plan for 2011 are included in the “All Other Compensation” column in the Summary Compensation Table on page 33. Participants in the Deferred Compensation Plan invest amounts held for their benefit among specified mutual funds that are substantially similar to the mutual funds offered under the Retirement Savings Plan.

Perquisites.    Perquisites are a very small part of our executive compensation program. The aggregate incremental cost to TSYS of proving perquisites to our CEO in 2011 was $34,738 and is included in the “All Other Compensation” column of the Summary Compensation Table on page 33 and additional information is included in footnote (5) to the table. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.

Forward-looking Statements.    The performance goals described in this CD&A may be deemed to be forward-looking statements, are not assurances of the outcome and are subject to a variety of risks that could cause actual results to differ materially from those suggested by the forward-looking statements. Causes for these potential differences include those described under “Risk Factors” in our Form 10-K for the year ended December 31, 2011.

Policies and Practices

Employment Agreements.    None of our named executive officers has an employment agreement.

Recoveries.    Under TSYS’ Clawback Policy, the Committee may direct that TSYS recover all or a portion of any incentive award granted or paid to a named executive officer if the incentive award is computed using materially misstated financial information or other performance metric criteria. The amount to be recovered is equal to the excess of the incentive award paid or granted over the incentive award that would have been paid or granted had the financial information or performance metric been fairly stated at the time the incentive award was paid or granted, or any greater or lesser amount (up to the entire incentive award) that the Committee determines.

Hedging.    Our directors and executive officers are prohibited from entering into speculative transactions in TSYS stock, including engaging in short sales of TSYS stock, trading in publicly traded options, puts, calls or other derivative securities related to TSYS stock and engaging in hedging transactions involving TSYS stock.

Stock Ownership Guidelines and Share Retention Policy.    To align the interests of our executives and directors with our shareholders, TSYS has stock ownership guidelines for our executives and directors. Executives are required to own a multiple of their base pay in TSYS stock. TSYS’ CEO is required to own TSYS stock valued at five times his base pay, the President is required to own TSYS stock valued at four times his base pay and the other named executive officers are required to own TSYS stock valued at three times their base pay. Executives generally have a five-year grace period to comply with the guidelines, with an interim three-year goal. Until the guidelines are met, executives are required to retain all stock acquired by them through our equity compensation plans, net of taxes and transaction costs. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Committee. Each of our executive officers exceeds these guidelines by more than 50%. In addition, we have adopted a share retention policy for executive officers pursuant to which they are required to retain ownership of at least 50% of all stock acquired by them through our equity compensation plans, net of taxes and transaction costs, until retirement or other termination of employment.

No Tax Gross-Up Policy.    Our no tax gross-up policy prohibits TSYS from making any tax gross-up payments to executive officers, except for gross-ups applicable to management employees generally, such as payments made pursuant to an expatriate tax equalization policy, and is applicable to new agreements and agreements that are materially amended subsequent to December 13, 2011.

Post-Termination Compensation Philosophy.    TSYS believes that compensation should generally be earned by executives while they are actively employed (i.e., while contributing to TSYS’ performance). Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed. TSYS has entered into limited post-termination arrangements when appropriate, such as the change of control agreements that are described under “Potential Payouts Upon Termination or Change-in-Control” on page 38. TSYS chose to enter into change of control arrangements with its executives to: (1) ensure the retention of executives and an orderly transition during a change of control; (2) ensure that executives would be financially protected in the event of a change of control so they continue to act in the best interests of TSYS while continuing to manage TSYS during a change of control; and (3) ensure a competitive compensation package because such arrangements are common in the market and it was determined that the agreements were important in recruiting and retaining executive talent.

Tax Considerations.    Section 162(m) of the Internal Revenue Code generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to any employee. Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided that such compensation meets certain requirements, including shareholder approval of material terms of compensation. When necessary to meet the requirements for deductibility under the Internal Revenue Code, members of the Committee may abstain from voting on performance-based compensation.

The Committee strives to provide named executive officers with compensation programs that will preserve the tax deductibility of compensation paid by TSYS, to the extent reasonably practicable and to the extent consistent with TSYS’ other compensation objectives. The Committee believes, however, that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.

With the exception of excise taxes that may be due with respect to change of control agreements with executive officers that were entered into prior to December 13, 2011, TSYS does not “gross-up” its named executive officers for taxes that are due with respect to their compensation. An estimate of the potential excise taxes payable under the grandfathered agreements upon an actual or constructive termination in connection with a change in control is included under “Potential Payouts Upon Termination or Change-in-Control” on page 38.

Consideration of Risk.    TSYS’ executive compensation program provides payment opportunities related to different time periods (i.e., short and long-term components); however, TSYS does not offer incentives that promote short-term objectives at the expense of long-term shareholder value. Elements of compensation include current cash payments, deferred cash and equity awards. Payouts are based on a combination of financial metrics and stock performance. Amounts paid to executives under our program are reasonable compared to market, and the Committee retains significant discretion to limit performance-based compensation. The Committee considers the risks inherent in our executive compensation program, and the Committee has determined that our program is balanced and does not encourage executives to take unnecessary and excessive risks.

Accounting Considerations.    We account for all compensation paid in accordance with accounting principles generally accepted in the United States. The accounting treatment has generally not affected the form of compensation paid to the named executive officers.

Compensation Realized By Named Executive Officers for 2011

The Summary Compensation Table on page 33 provides compensation information for each named executive officer as required by SEC rules. However, the Summary Compensation Table includes amounts that were not realized by the executives in connection with the 2011 year. For example, the Summary Compensation Table reflects grant date fair values of equity awards (i.e., options, restricted and performance shares) for 2011 rather than the financial benefit realized by the executives in 2011 as a result of the exercise of stock options or the vesting of restricted or performance shares. This information is, however, set forth in the Option Exercises and Stock Vested table on page 39.

The following table reflects only compensation actually realized by each executive for 2011 and is not a substitute for the Summary Compensation Table. In addition, it is not part of the compensation tables that we are required by SEC rules to present in this Proxy Statement. Furthermore, it does not include a number of compensation opportunities that were made available in 2011. For example, the LTIP awards for 2011 are not included in the table because the awards did not vest during 2011. Detailed information on all compensation opportunities that were made available in 2011 and all compensation paid to or earned by the named executive officers during 2011 is included in this CD&A and the series of tables following this CD&A.

Although various compensation opportunities for the named executive officers are not included in the following table, the Committee considered all amounts paid to or earned by the named executive officers and all compensation opportunities in its determination that the compensation paid to or earned by each named executive officer in 2011 is reasonable, competitive, performance-oriented and designed to align with the successful implementation of our strategic plan.

The following table reflects the components of the compensation realized by the named executive officers for 2011.

Name and Principal Position	Base Pay	Annual Incentive Cash Bonus(1)	Value Realized on Exercise of Options During 2011(2)	Value Realized on Vesting of Stock Awards During 2011(3)		All Other Compensation(5)	Total
Philip W. Tomlinson	$865,200	$1,237,200	$702,000	$693,970	(4)	$72,999	$3,571,369
Chairman of the Board and Chief Executive Officer
James B. Lipham	393,800	478,700	345,771	232,323		57,930	1,508,524
Senior Executive Vice President and Chief Financial Officer
M. Troy Woods	628,300	898,500	1,104,036	587,205	(4)	86,906	3,304,947
President and Chief Operating Officer
William A. Pruett	453,200	473,800	391,150	250,983		44,022	1,613,155
Senior Executive Vice President and Chief Client Officer
Kenneth L. Tye	453,200	481,500	269,562	249,399		48,737	1,502,398
Senior Executive Vice President and Chief Information Officer
G. Sanders Griffith, III	441,900	537,100	466,000	249,987		44,299	1,739,286
Senior Executive Vice President, General Counsel and Secretary

(1)	Annual cash bonus under AIP.

(2)	The value realized on exercise of stock options means the amount equal to the number of shares acquired upon exercise multiplied by the difference between the exercise price and the closing price of TSYS stock on the NYSE on the date of the stock option exercise. For a complete list of each named executive officer’s outstanding options, see the Option Awards columns of the Outstanding Equity Awards at Fiscal Year-End table on page 36.

(3)	The value realized on vesting means the amount equal to the number of shares acquired upon vesting multiplied by the closing price of TSYS stock on the NYSE on the date of vesting. For a complete list of each named executive officer’s unvested restricted stock awards and performance shares, see Stock Awards columns of the Outstanding Equity Awards at Fiscal Year-End table on page 36.

(4)	Performance-based stock awards make up 87% and 89% of the values shown for Mr. Tomlinson and Mr. Woods, respectively.

(5)	The components of All Other Compensation for each named executive officer are set forth in footnotes (4) and (5) to the Summary Compensation Table on page 33.

Conclusion

For the reasons described above, we believe that each element of compensation in our executive compensation program and the total compensation for each named executive officer in 2011 is reasonable, competitive, performance-oriented and designed to align with the successful implementation of our strategic plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

The Compensation Committee

Mason H. Lampton, Chairman

Kriss Cloninger III

Walter W. Driver, Jr.

Gardiner W. Garrard, Jr.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

Management recently conducted a risk assessment to evaluate the risks associated with TSYS’ compensation practices, policies and programs for all employees, including the named executive officers. Programs were reviewed broadly, including an analysis of our short-term and long-term compensation programs covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks included pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance provisions, equity incentives and stock ownership requirements.

Management’s analysis was reviewed with the Compensation Committee at its February 9, 2012 meeting. Based on this review and assessment, we do not believe our compensation programs encourage excessive or inappropriate risk-taking that is reasonably likely to result in a material adverse effect on TSYS. The various mitigating factors which support this conclusion include:

—	Our use of different types of compensation provides a balance of short-term and long-term incentives with fixed and variable components;

—

Our compensation plan design and governance processes work together to minimize exposure to excessive risk, while creating a focus on operational activities that contribute to long-term shareholder value creation;

—	Our bonus plans impose threshold and maximum payout levels on bonus awards to limit windfalls;

—	Our programs include clawback provisions and allow the use of negative discretion for our executive officers;

—	Our use of benchmarking to ensure the compensation programs are consistent with industry practice;

—	Our stock ownership guidelines for executive officers discourage excessive risk taking; and

—

Our system of internal controls places a strong focus on avoiding undue financial risk through review and oversight by multiple functions in the company, including human resources, finance, audit and legal.

COMPENSATION TABLES AND NARR ATIVES

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for each of the named executive officers except Mr. Griffith for each of the last three fiscal years, and with respect to Mr. Griffith for 2011 as that is the year in which he was first designated as a named executive officer.

The named executive officers only received payments which would be characterized as “Bonus” payments for 2010. The short-term incentive amounts paid to the named executives are set forth in the “Non-Equity Incentive Plan Compensation” column. TSYS’ methodology and rationale for short-term incentive compensation are described in the Compensation Discussion and Analysis above.

The named executive officers did not receive any compensation that is reportable under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because TSYS has no defined benefit pension plans and does not pay above-market interest on deferred compensation. The retirement plan contributions for the named executive officers are set forth in the “All Other Compensation” column.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Com- pensation ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	All Other Com- pensation ($)		Total ($)
Philip W. Tomlinson	2011	$865,200	—	$1,628,347	$1,121,578	$1,237,200	—	$72,999	(4)(5)	$4,925,324
Chairman of the Board	2010	840,000	$200,000	1,545,386	2,570,026	560,800	—	57,956		5,774,168
and Chief Executive Officer	2009	840,000	—	1,459,382	1,417,621	—	—	321,470		4,038,473

James B. Lipham	2011	393,800	—	295,352	255,247	478,700	—	57,930	(4)(5)	1,481,029
Senior Executive Vice	2010	382,250	75,000	286,703	584,763	216,900	—	38,453		1,584,069
President and Chief Financial Officer	2009	382,250	—	274,881	387,062	—	—	155,202		1,199,395

M. Troy Woods	2011	628,300	—	1,115,918	678,731	898,500	—	86,906	(4)(5)	3,408,355
President and Chief	2010	610,000	175,000	1,047,899	1,555,278	407,200	—	62,964		3,858,341
Operating Officer	2009	610,000	—	1,124,211	1,029,460	—	—	325,490		3,089,161

William A. Pruett	2011	453,200	—	339,909	293,751	473,800	—	44,022	(4)(5)	1,604,682
Senior Executive Vice	2010	440,000	25,000	330,019	673,103	249,700	—	38,735		1,756,557
President and Chief Client Officer	2009	440,000	—	316,412	445,536	—	—	124,955		1,326,903

Kenneth L. Tye	2011	453,200	—	339,909	293,751	481,500	—	48,737	(4)(5)	1,617,097
Senior Executive Vice	2010	440,000	25,000	330,019	673,103	249,700	—	34,330		1,752,152
President and Chief Information Officer	2009	440,000	—	316,412	445,536	—	—	117,971		1,319,919

G. Sanders Griffith, III	2011	441,900	—	331,440	286,423	537,100	—	44,299	(4)(5)	1,641,162
Senior Executive Vice President,
General Counsel and Secretary

(1)	The amounts in this column represent the aggregate grant date fair value of the stock awards reported in this column computed in accordance with FASB ASC Topic 718. For stock awards subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The values for the stock awards made to the named executive officers in 2011 include the value of performance share awards. The values of the 2011 performance share awards assuming that the highest level of performance conditions are attained are $2,926,155, $590,703, $1,901,297, $679,818, $679,818 and $662,881 for Messrs. Tomlinson, Lipham, Woods, Pruett, Tye and Griffith, respectively. For a discussion of the assumptions used in calculating the values of the awards reported in this column, see note 16 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2011. Additional information regarding the 2011 awards is set forth in the Grants of Plan-Based Awards table below.

(2)	The amounts in this column represent the aggregate grant date fair value of the option awards reported in this column computed in accordance with FASB ASC Topic 718. For stock option awards subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions used in calculating the values of the awards reported in this column, see note 16 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2011. Additional information regarding the 2011 awards is set forth in the Grants of Plan-Based Awards table below.
(3)	The amounts in this column represent the Annual Incentive Program cash awards paid.

(4)	Amount includes allocations to the qualified defined contribution plan of $12,250 for each executive and allocations to the nonqualified deferred compensation plan of $26,011, $16,607, $53,564, $17,029, $17,029 and $17,353 for Messrs. Tomlinson, Lipham, Woods, Pruett, Tye and Griffith, respectively.

(5)	Amount for each executive includes the cost incurred by TSYS in connection with providing the perquisite of an automobile allowance, the incremental cost to TSYS for personal use of the corporate aircraft and the incremental cost to TSYS for reimbursement of club dues, if any. The amount also includes the actuarial value of providing term life insurance like coverage for each executive except Mr. Tomlinson, the cost incurred by TSYS for security alarm monitoring for each executive except Mr. Pruett, the cost incurred by TSYS for providing financial planning services for each executive except Mr. Woods and Mr. Pruett and the cost incurred by TSYS for tax preparation services for each executive except Mr. Lipham and Mr. Pruett. None of these perquisites individually exceeded $25,000. The aggregate incremental cost incurred by TSYS in connection with providing perquisites was $34,738, $29,073, $21,092, $14,743, $19,458 and $14,696 for Messrs. Tomlinson, Lipham, Woods, Pruett, Tye and Griffith, respectively.

GRANTS OF PLAN-BASED AWARDS

in 2011

The table below sets forth the short-term incentive compensation (payable in cash) and equity awards granted to the named executive officers in 2011.

												All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive
		Action Date (1)	Plan Awards(2)			Plan Awards
	Grant		Threshold	Target	Maximum	Threshold		Target		Maximum
Name	Date		($)	($)	($)	(#)		(#)		(#)
Philip W. Tomlinson			$216,300	$865,200	$1,730,400
	3/15/2011	3/9/2011										194,381	$17.57	$1,121,578
	3/15/2011	3/9/2011				36,933	(4)	73,865	(4)	147,730	(4)			1,297,808
	3/30/2011	3/30/2011				0	(5)	18,282	(5)	18,282	(5)			330,539

James B. Lipham			83,683	334,730	669,460
	3/15/2011	3/9/2011										44,237	17.57	255,247
	3/15/2011	3/9/2011				8,405	(4)	16,810	(4)	33,620	(4)			295,352

M. Troy Woods			157,075	628,300	1,256,600
	3/15/2011	3/9/2011										117,631	17.57	678,731
	3/15/2011	3/9/2011				22,350	(4)	44,700	(4)	89,400	(4)			785,379
	3/30/2011	3/30/2011				0	(5)	18,282	(5)	18,282	(5)			330,539

William A. Pruett			96,305	385,220	770,440
	3/15/2011	3/9/2011										50,910	17.57	293,751
	3/15/2011	3/9/2011				9,673	(4)	19,346	(4)	38,692	(4)			339,909

Kenneth L. Tye			96,305	385,220	770,440
	3/15/2011	3/9/2011										50,910	17.57	293,751
	3/15/2011	3/9/2011				9,673	(4)	19,346	(4)	38,692	(4)			339,909

G. Sanders Griffith, III			93,904	375,615	751,230
	3/15/2011	3/9/2011										49,640	17.57	286,423
	3/15/2011	3/9/2011				9,432	(4)	18,864	(4)	37,728	(4)			331,440

(1)	The Compensation Committee met on March 9, 2011 and approved the grant of performance share and stock option awards to the named executive officers effective March 15, 2011.

(2)	The amounts shown in these columns represent the threshold, target and maximum amounts payable under the Annual Incentive Program for 2011. Awards are paid in cash and are based upon the level of attainment of certain performance measures, based on growth in revenues before reimbursable items and income from continuing operations, or operating income, as applicable.

(3)	These stock options vest in three annual installments of one-third (1/3) each, beginning on the first anniversary of the grant date, and expire ten years following the grant date.

(4)	The amounts shown represent the threshold, target and maximum payout amounts that were determined by the payout schedule approved by the Compensation Committee on March 9, 2011 for these performance share awards for the performance period from January 1, 2011 through December 31, 2013. Vesting will occur upon the Committee’s certification subsequent to December 31, 2013 of the level of attainment of certain performance measures, based on compound growth in revenues before reimbursable items and income from continuing operations. Dividend equivalents equal to cash dividends will be credited to these performance shares and will be paid out in the form of TSYS stock to the extent that the performance shares are earned.

(5)	The amounts shown represent the threshold, target and maximum payout amounts that were determined by the payout schedule approved by the Compensation Committee on March 30, 2011 for these shares, which represent 20% of performance-based restricted stock awarded to Messrs. Tomlinson and Woods effective February 6, 2008. The 2008 award provided for a five to seven-year vesting period, with 20% of the shares vesting in any year in which performance measures established annually by the Committee are attained. The Committee met on January 19, 2012 and determined that the earnings per share performance measure for 2011 was attained, and therefore these shares vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

December 31, 2011

		Option Awards						Stock Awards
											Equity
											Incentive		Equity
											Plan		Incentive
											Awards:		Plan
											Number		Awards:
				Equity				Number			of		Market or
				Incentive				of			Unearned		Payout
				Plan Awards:				Shares		Market	Shares,		Value of
		Number of	Number of	Number of				or Units		Value of	Units or		Unearned
		Securities	Securities	Securities				of Stock		Shares or	Other		Shares,
		Underlying	Underlying	Underlying				That		Units of	Rights		Units or
		Unexercised	Unexercised	Unexercised		Option		Have		Stock That	That		Other Rights
	Option	Options	Options	Unearned		Exercise	Option	Not		Have Not	Have Not		That Have
	Grant	(#)	(#)	Options		Price	Expiration	Vested		Vested	Vested		Not Vested
Name	Date(1)	Exercisable	Unexercisable(2)	(#)		($)	Date	(#)		($)	(#)		($)
Philip W. Tomlinson	4/29/2002	36,576	—			$27.69	4/28/2012
	1/21/2004	55,704	—			26.85	1/20/2014
	1/21/2005	62,963	—			28.02	1/20/2015
	1/31/2006	89,712	—			28.91	1/30/2016
	1/31/2007	29,322	—			33.36	1/30/2017
	2/6/2008	48,801	—			21.88	2/5/2018
	3/31/2008	139,300	—			23.66	3/30/2018
	2/3/2009	78,870	88,102			13.11	2/2/2019
	3/31/2010	69,873	141,864			15.66	3/31/2020
	4/30/2010			414,215	(3)	16.01	4/30/2015
	3/15/2011	—	194,381			17.57	3/15/2021
											41,492	(4)	$811,578
											36,562	(5)	715,153
											37,555	(6)	734,580

James B. Lipham	4/29/2002	12,734	—			27.69	4/28/2012
	1/21/2004	22,062	—			26.85	1/20/2014
	1/21/2005	11,644	—			28.02	1/20/2015
	1/31/2006	33,607	—			28.91	1/30/2016
	1/31/2007	11,214	—			33.36	1/30/2017
	2/6/2008	17,868	—			21.88	2/5/2018
	3/31/2008	40,390	—			23.66	3/30/2018
	2/3/2009	—	24,056			13.11	2/2/2019
	3/31/2010	15,898	32,279			15.66	3/31/2020
	4/30/2010			94,247	(3)	16.01	4/30/2015
	3/15/2011	—	44,237			17.57	3/15/2021
								13,713	(7)	$268,226
											9,441	(4)	184,658
											8,547	(6)	167,174

M. Troy Woods	4/29/2002	14,630	—			27.69	4/28/2012
	1/21/2004	26,400	—			26.85	1/20/2014
	1/21/2005	21,415	—			28.02	1/20/2015
	1/31/2006	61,611	—			28.91	1/30/2016
	1/31/2007	20,597	—			33.36	1/30/2017
	2/6/2008	34,278	—			21.88	2/5/2018
	3/31/2008	107,425	—			23.66	3/30/2018
	2/3/2009	—	63,979			13.11	2/2/2019
	3/31/2010	—	85,851			15.66	3/31/2020
	4/30/2010			250,666	(3)	16.01	4/30/2015
	3/15/2011	—	117,631			17.57	3/15/2021
											25,109	(4)	491,133
											36,562	(5)	715,153
											22,727	(6)	444,537

William A. Pruett	4/29/2002	14,630	—			27.69	4/28/2012
	1/21/2004	26,400	—			26.85	1/20/2014
	1/21/2005	13,411	—			28.02	1/20/2015
	1/31/2006	39,369	—			28.91	1/30/2016
	1/31/2007	13,356	—			33.36	1/30/2017
	2/6/2008	21,390	—			21.88	2/5/2018
	3/31/2008	46,492	—			23.66	3/30/2018
	2/3/2009	—	27,690			13.11	2/2/2019
	3/31/2010	—	37,155			15.66	3/31/2020
	4/30/2010			108,485	(3)	16.01	4/30/2015
	3/15/2011	—	50,910			17.57	3/15/2021
								13,713	(7)	268,226
											10,867	(4)	212,558
											9,836	(6)	192,394

		Option Awards						Stock Awards
											Equity
											Incentive		Equity
											Plan		Incentive
											Awards:		Plan
											Number		Awards:
				Equity				Number			of		Market or
				Incentive				of			Unearned		Payout
				Plan Awards:				Shares		Market	Shares,		Value of
		Number of	Number of	Number of				or Units		Value of	Units or		Unearned
		Securities	Securities	Securities				of Stock		Shares or	Other		Shares,
		Underlying	Underlying	Underlying				That		Units of	Rights		Units or
		Unexercised	Unexercised	Unexercised		Option		Have		Stock That	That		Other Rights
	Option	Options	Options	Unearned		Exercise	Option	Not		Have Not	Have Not		That Have
	Grant	(#)	(#)	Options		Price	Expiration	Vested		Vested	Vested		Not Vested
Name	Date(1)	Exercisable	Unexercisable(2)	(#)		($)	Date	(#)		($)	(#)		($)
Kenneth L. Tye	4/29/2002	12,463	—			27.69	4/28/2012
	1/21/2004	22,487	—			26.85	1/20/2014
	1/21/2005	11,845	—			28.02	1/20/2015
	1/31/2006	36,617	—			28.91	1/30/2016
	1/31/2007	12,647	—			33.36	1/30/2017
	2/6/2008	20,567	—			21.88	2/5/2018
	3/31/2008	46,492	—			23.66	3/30/2018
	2/3/2009	—	27,690			13.11	2/2/2019
	3/31/2010	18,300	37,155			15.66	3/31/2020
	4/30/2010			108,485	(3)	16.01	4/30/2015
	3/15/2011	—	50,910			17.57	3/15/2021
								13,713	(7)	268,226
											10,867	(4)	212,558
											9,836	(6)	192,394

G. Sanders Griffith, III	2/6/2008	22,058	—			21.88	2/5/2018
	3/31/2008	45,330	—			23.66	3/30/2018
	2/3/2009	—	26,998			13.11	2/2/2019
	3/31/2010	17,842	36,227			15.66	3/31/2020
	4/30/2010			105,773	(3)	16.01	4/30/2015
	3/15/2011	—	49,640			17.57	3/15/2021
								13,713	(7)	268,226
											10,595	(4)	207,242
											9,591	(6)	187,601

(1)	For better understanding of this table, we have included an additional column showing the grant date of the stock options.

(2)	All of the stock options set forth in this column are the remaining unvested portions of stock option grants that, under the terms of the grant, were to vest in three equal annual installments of one-third each beginning on the first anniversary of the grant date. These unvested stock options vest as follows: the stock options granted in 2009 vest on the third anniversary of the grant date, the stock options granted in 2010 vest in two equal annual installments on the second and third anniversaries of the grant date, and the stock options granted in 2011 vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)	These performance-based non-qualified stock options vest on April 30, 2013 if: (i) the option holder remains continuously employed with TSYS through April 30, 2013 and (ii) either (A) TSYS achieves a specified earnings per share goal for 2012 or (B) the closing price of TSYS common stock on the NYSE on April 30, 2013 is at least a specified percentage above the grant date stock price (which is the exercise price shown in the table above).

(4)	These amounts represent the number of performance shares, awarded effective March 31, 2010, that will vest if the threshold level of performance is attained for the performance period from January 1, 2010 through December 31, 2012. Vesting will occur upon the Compensation Committee’s certification subsequent to December 31, 2012 of the level of attainment of certain performance measures, which measures are based on compound growth in revenues before reimbursable items and income from continuing operations, using TSYS’ 2010 annual operating plan as the base year.

(5)	These shares are the remaining unvested portion of performance-based restricted stock awarded effective February 6, 2008. The award provided for a five to seven-year vesting period, with 20% of the shares vesting in any year in which performance measures established annually by the Compensation Committee are attained. The Compensation Committee met on January 19, 2012 and determined that the earnings per share performance measure for 2011 was attained, and therefore 18,282 of these shares vested.

(6)	These amounts represent the number of performance shares, awarded effective March 15, 2011, that will vest if the threshold level of performance is attained for the performance period from January 1, 2011 through December 31, 2013. Vesting will occur upon the Compensation Committee’s certification subsequent to December 31, 2013 of the level of attainment of certain performance measures, which measures are based on revenues before reimbursable items and income from continuing operations.

(7)	These shares are the remaining unvested portion of restricted stock awards granted effective February 6, 2008, which vest in two equal annual installments of one-half each on February 6, 2012 and February 6, 2013.

POTENTIAL PAYOUTS UPON TERMINATION OR CHANGE-IN-CONTROL

None of our named executive officers has an employment agreement. We have entered into change of control agreements with our named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the actual or constructive termination of the executive within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of TSYS’ stock by any “person” as defined under the Securities Exchange Act of 1934, turnover of more than one-third of the Board of Directors of TSYS, a merger of TSYS with another company, or a reorganization, sale or similar transaction, unless the former shareholders of TSYS own more than 60% of the surviving entity. For purposes of these agreements, a constructive termination is a voluntary termination for good reason when there is a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefits.

In the event payments are triggered under the agreements, each executive will receive three times his or her base salary as in effect prior to the termination, three times a percentage of his or her base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. These amounts will be paid to the executive in a single lump-sum cash payment. Each executive will also receive health and welfare benefits for a three-year period following the second triggering event. In addition, each executive will receive an amount that is designed to “gross-up” the executive for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. The Compensation Committee has adopted a policy pursuant to which it will no longer make tax gross-up payments to executive officers, except for gross-ups applicable to management employees generally, which policy is applicable to new agreements and agreements that are materially amended. In addition, our equity award agreements with named executive officers require actual or constructive termination of employment in addition to a change of control before acceleration of vesting is triggered and beginning in 2012 all award agreements will provide for vesting on a pro rata basis. The following table quantifies the estimated amounts that would be payable under the change of control and equity award agreements, assuming the triggering events occurred on December 31, 2011.

	3x Base Salary	3-Years Short-Term Incentive Award	Pro Rata Target Short-Term Incentive Award	Health & Welfare Benefits	Stock Award Vesting(1)	Stock Option Vesting(2)	Excise Tax Gross-up(3)	Total
Philip W. Tomlinson	$2,595,600	$804,636	$865,200	$45,892	$2,286,910	$2,978,809		$9,577,047
James B. Lipham	1,181,400	307,164	334,730	45,892	625,867	703,658		3,198,711
M. Troy Woods	1,884,900	584,319	628,300	45,892	1,666,317	1,871,434	$2,194,455	8,875,617
William A. Pruett	1,359,600	353,496	385,220	45,892	679,879	809,938		3,634,025
Kenneth L. Tye	1,359,600	353,496	385,220	45,892	679,879	809,938	1,222,481	4,856,506
G. Sanders Griffith, III	1,325,700	344,682	375,615	45,892	669,591	789,700	1,175,513	4,726,693

(1)	Estimated by multiplying the stock and performance share awards that vest upon termination in connection with a change of control by the fair market value of TSYS stock on December 31, 2011.

(2)	Estimated by multiplying the number of options that vest upon termination in connection with a change of control by the difference in the fair market value of TSYS stock on December 31, 2011 and the exercise price.

(3)	Estimated by dividing the estimated excise tax under Section 4999 of the Internal Revenue Code by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so the executive is placed in the same position as though the excise tax did not apply. No gross-up payment is made if the change of control payment does not exceed the applicable IRS cap by 110%. As noted in the narrative above, new and materially amended change of control agreements will not provide for tax gross-ups.

Executives who receive these benefits are subject to a confidentiality obligation with respect to secret and confidential information about TSYS. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.

The Nonqualified Deferred Compensation table sets forth the amount and form of deferred compensation benefits that the named executive officers would be entitled to receive upon their termination of employment.

In addition to vesting upon actual or constructive termination of employment in connection with a change of control, outstanding stock options, restricted stock and performance share awards may vest when named executive officers terminate employment under other circumstances as follows:

—

Stock options held by the named executive officers generally vest upon death, disability, retirement after attaining age 62 or involuntary termination without cause; provided, however, that some grants are subject to more restrictive vesting provisions;

—	Restricted stock awards held by the named executive officers will vest upon death (other than by suicide), disability or retirement after attaining age 65; and

—

Performance share awards will vest at target upon death or disability or in accordance with actual performance upon retirement after attaining age 62 provided, however, that the amount paid will be a pro rata portion based on the date of death, disability or retirement.

OPTION EXERCISES AND STOCK VESTED

in 2011

The following table sets forth the number and corresponding value realized during 2011 with respect to stock option exercises and performance and restricted shares that vested for each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Philip W. Tomlinson	100,000	$702,000	40,547	$693,970
James B. Lipham	48,837	345,771	13,434	232,323
M. Troy Woods	172,177	1,104,036	34,325	587,205
William A. Pruett	74,515	391,150	14,520	250,983
Kenneth L. Tye	56,215	269,562	14,429	249,399
G. Sanders Griffith, III	72,652	466,000	14,460	249,987

(1)	The value realized on exercise of stock options means the amount equal to the number of shares acquired upon exercise multiplied by the difference between the exercise price and the closing price of TSYS stock on the NYSE on the date of the stock option exercise.

(2)	The value realized on vesting of performance and restricted shares means the amount equal to the number of shares acquired upon vesting multiplied by the closing price of TSYS stock on the NYSE on the date of vesting.

2011 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Philip W. Tomlinson	—	$26,011	$(7,905)	—	$1,576,971
James B. Lipham	—	16,607	(20,639)	—	535,943
M. Troy Woods	$138,226	53,564	(5,542)	—	1,513,255
William A. Pruett	—	17,029	(3,105)	—	618,684
Kenneth L. Tye	—	17,029	(7,085)	—	525,919
G. Sanders Griffith, III	—	17,053	(17,800)	—	404,438

(1)	The amount reported in this column is included in the Summary Compensation Table for 2011 as “Salary.”

(2)	The amount reported in this column is included in the Summary Compensation Table for 2011 as “All Other Compensation.”

(3)	Of the balances reported in this column, the amounts of $1,020,861, $374,955, $1,033,601, $393,737 and $381,852 with respect to Messrs. Tomlinson, Lipham, Woods, Pruett and Tye, respectively, were included in the Summary Compensation Table as “Salary” or “All Other Compensation” in previous years. Because this is the first year that Mr. Griffith has been a named executive officer, none of his balance has been previously reported in the Summary Compensation Table. In addition, Mr. Woods’ balance includes deferred director fees and earnings on those fees of $49,260. Employees who serve as directors are no longer compensated for their services as directors.

The Deferred Plan replaces benefits lost by executives under the qualified Retirement Savings Plan due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are substantially similar to the mutual funds available in the qualified Retirement Savings Plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a 2-10 year period, as elected by the executive. The Directors Deferred Compensation Plan permits directors to elect to defer director fees pursuant to similar distribution and investment alternatives as the Deferred Plan.

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Pay for Performance	• Tying a significant portion of each named executive officer’s targeted compensation — 70% or more for named executive officers — to the achievement of performance goals or stock price appreciation
Alignment with Shareholder Interests	• Establishing performance metrics under our LTIP and AIP that are designed to focus executives on the strategic objectives of TSYS
Commitment to Compensation “Best Practices”	• Minimal executive perquisites • Clawback policy for incentive compensation awards • Stock ownership and retention requirements • No tax gross-up policy
Attract and Retain Top Talent	• Competing effectively for the highest quality people who will determine our long-term success

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 33 through 40, which provide detailed information on the compensation of our named executive officers. These materials also discuss, beginning on page 20, how the Committee responded to the advisory vote on executive compensation in 2011. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to TSYS’ long-term success.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2012 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of TSYS approve, on an advisory basis, the compensation of TSYS’ named executive officers disclosed pursuant to the rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for TSYS’ 2012 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although the advisory vote is non-binding, the Board and the Compensation Committee will continue to review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4: APPROVAL OF THE TOTAL SYSTEM SERVICES, INC.

2008 OMNIBUS PLAN, AS AMENDED AND RESTATED

Introduction

Upon the recommendation of the Compensation Committee of TSYS, on January 31, 2012, the Board of Directors approved the amendment and restatement of the Total System Services, Inc. 2008 Omnibus Plan (“2008 Plan”) and renamed it the Total System Services, Inc. 2012 Omnibus Plan, subject to shareholder approval, which we are now seeking. We refer in this Proxy Statement to the 2008 Plan, as amended and restated, as the 2012 Plan. We are seeking shareholder approval of the 2012 Plan to satisfy the shareholder approval requirement in Section 162(m) of the Internal Revenue Code (“Section 162(m)”) which will allow us to continue to grant awards under the 2012 Plan that will qualify for tax deductibility under Section 162(m). We are not requesting additional shares under the 2012 Plan and if this Proposal is approved, no additional shares will be available for issuance under the 2012 Plan. In addition, no amendment that is being made to the 2008 Plan will increase the cost of the 2012 Plan to TSYS’ shareholders.

If approved, the 2012 Plan will make the following changes to the 2008 Plan that are intended, among other things, to better align it with current best practices as described in more detail under “Summary of the 2012 Plan” below. The primary changes to the 2008 Plan include:

—	Added a “double trigger” requirement in order for the vesting of equity awards granted to executive officers to be accelerated in the event of a change of control;

—

Revised the change of control definition so that the beneficial ownership threshold required to constitute a change in control is increased from 20% to 30% or more of the total number of shares outstanding in order to reflect current market practice;

—	Revised the change of control definition to limit the possibility that a merger or acquisition could constitute a change in control for both the acquiring organization and TSYS;

—	Extended the term for ten years beginning May 1, 2012; and

—	Revised the “claw back” provision in anticipation of new listing standards to be implemented by the NYSE.

As described in more detail under “Summary of the 2012 Plan” below, the 2012 Plan continues to include the following provisions, among others:

—	Requires that stock options and stock appreciation rights have an exercise price of no less than fair market value on the date of grant;

—	Includes an explicit prohibition on repricing without shareholder approval;

—

Provides that only shares under an award that expires according to its terms or is forfeited, cancelled or surrendered, in each case without having been exercised or settled, or can be paid only in cash, will be available again for grant; and

—	Limits the number and type of awards that any one participant may receive during any year.

Shares Available Under Plans

As of March 1, 2012, 11,482,377 shares remain available for issuance of future awards under the 2012 Plan. In addition, as of March 1, 2012, 3,514,246 shares remain available for issuance of future awards under the Total System Services, Inc. 2007 Omnibus Plan. TSYS maintains other plans under which there are outstanding awards, but no future awards may be made from those plans.

SUMMARY OF THE 2012 PLAN

The following is a summary of the material terms of the 2012 Plan. This summary is qualified in its entirety by the full text of the 2012 Plan, which is attached to this Proxy Statement as Appendix A.

Purpose

The purpose of the 2012 Plan is to advance the interests of TSYS and its shareholders through awards that give employees and directors a personal stake in TSYS’ growth, development and financial success. Awards under the

2012 Plan are designed to motivate employees and directors to devote their best efforts to the business of TSYS and link the personal interests of participants to those of TSYS’ shareholders.

Eligibility and Participation

Any employee of TSYS and its subsidiaries and any non-employee director of TSYS is eligible to participate in the 2012 Plan if the 2012 Plan is registered or qualified in the applicable country of residence. Incentive stock options, however, may be granted only to employees. The Compensation Committee of the Board of Directors of TSYS (the “Committee”) has discretion to select participants from year to year. Approximately 8,200 employees and directors are eligible to participate in the 2012 Plan.

Shares Available Under the 2012 Plan

This proposal does not request additional shares for issuance under the 2012 Plan. As of March 1, 2012, there were 11,482,377 shares of common stock available for issuance under the 2012 Plan. The number of shares originally authorized for issuance under the 2008 Plan was 17 million. Of these shares, no more than 850,000 shares may be made subject to awards (other than stock options or stock appreciation rights or awards that are not settled in shares) where service-based vesting is any more rapid than annual pro rata vesting over a three-year period or where performance-based vesting is for a performance period of less than twelve months.

Share Counting

Shares covered by an award are only counted as used to the extent they are actually issued. Any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission prior to the issuance of shares for awards not involving shares, are available again for grant under the 2012 Plan. However, the full number of stock appreciation rights granted that are to be settled by the issuance of shares is counted against the number of shares available for award under the 2012 Plan, regardless of the number of shares actually issued upon settlement of such stock appreciation rights. Further, any shares withheld to satisfy tax withholding obligations on awards issued under the 2012 Plan, shares tendered to pay the exercise price of awards under the 2012 Plan, and shares repurchased on the open market with the proceeds of a stock option exercise will no longer be eligible to be returned as available shares under the 2012 Plan. The shares available for issuance under the 2012 Plan may be authorized and unissued shares or treasury shares.

Awards Under the 2012 Plan

Pursuant to the 2012 Plan, TSYS may grant the following types of awards subject to the following conditions:

Nonqualified and Incentive Stock Options.    All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the Committee will determine the exercise price for any stock options. In no event, however, may the exercise price be less than 100% of the fair market value of TSYS’ common stock at the time of grant. At the time of exercise, payment in full of the exercise price will be paid in cash, by tendering or having TSYS withhold shares of common stock valued at their fair market value on the date of exercise, a combination thereof, by cashless (broker-assisted) exercise, or by such other method as the Committee may determine.

Stock Appreciation Rights.    Stock appreciation rights offer participants the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of TSYS’ common stock at the time of redemption. The Committee may authorize payment of the spread for a stock appreciation right in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Restricted Stock and Restricted Stock Units.    The Committee may award common stock to a participant as a portion of the participant’s remuneration. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award of common stock. The Committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the date of grant.

Performance Units or Performance Shares.    Performance units or shares awarded to a participant represent the contingent right to receive payment in cash or shares of common stock based upon the achievement of one or more pre-established performance goals during a specified performance period.

Cash-Based Awards.    The Committee may grant cash-based awards to participants as determined by the Committee. Payment of the cash-based awards may be made in either cash or common stock.

Other Stock-Based Awards.    The Committee may grant other types of equity-based or equity-related awards. These awards may be paid in either common stock or cash.

New Plan Benefits

Award grants under the 2012 Plan will be made in the discretion of the Committee and, accordingly, are not yet determinable. In addition, benefits under the 2012 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2012 Plan.

Performance-Based Awards

Pursuant to Section 162(m) of the Internal Revenue Code, we may not deduct compensation in excess of $1,000,000 paid to a covered employee. A “covered employee” is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, the company’s chief executive officer or one of the other three highest paid officers named in its proxy statement (excluding its chief financial officer). This limit does not apply to compensation that satisfies the applicable requirements for a performance-based compensation exception, one of which is that shareholders approve the material terms of the compensation.

The Plan is designed to meet the requirements for deductibility under Section 162(m) for performance-based awards. Accordingly, the 2012 Plan permits the Committee to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, stock options, stock appreciation rights, common stock, other property, or any combination thereof to employees upon achievement of such established performance goals. In setting the performance goals, the Committee may use such measures as net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; unit volume; working capital targets and change in working capital; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); asset growth; number of cardholder, merchant or other customer accounts processed or converted; and successful negotiation or renewal of contracts with new or existing customers. The performance goals may relate to the individual participant, to TSYS as a whole, or to a subsidiary, segment, division, department, region, function or business unit of TSYS in which the participant is employed. Performance may also be measured relative to the performance of a group of comparator companies or any published or special index that the Committee, in its sole discretion, deems appropriate (including measurement versus various stock market indices). Performance awards may be granted either alone or in addition to other grants made under the 2012 Plan.

The Committee may grant awards under the 2012 Plan that do not qualify as performance-based compensation under Section 162(m). The payment of any non-qualifying awards to a covered employee could be non-deductible by us, in whole or in part, under Section 162(m), depending on the covered employee’s total compensation in the applicable year.

Maximum Amount Payable to Any Participant

The annual award limits of the 2012 Plan include the following:

Options.    The maximum aggregate number of shares subject to options granted in any one plan year to any one participant is 4,000,000 shares.

Stock Appreciation Rights.    The maximum number of shares subject to stock appreciation rights granted in any one plan year to any one participant is 4,000,000 shares.

Restricted Stock or Restricted Stock Units.    The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any one plan year to any one participant is 2,000,000 shares.

Performance Units or Performance Shares.    The maximum aggregate award of performance units or performance shares that a participant may receive in any one plan year is 2,000,000 shares if the award is payable in shares, or equal to the value of 100,000 shares if the award is payable in cash or property other than shares, determined as of the earlier of the vesting or the payout date, as applicable.

Cash-Based Awards.    The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one plan year may not exceed $2,000,000.

Other Stock-Based Awards.    The maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant is 2,000,000 shares.

In addition, the maximum number of shares that may be issued to non-employee directors is 2,000,000 shares, and no non-employee director may be granted an award covering more than 10,000 shares in any year, except that this annual limit on non-employee director awards is increased to 50,000 shares for any non-employee director serving as Chairman of the Board of the Board of Directors; provided, however, that in the year in which an individual is first appointed or elected to the Board as a non-employee director, such individual may be granted an award covering up to an additional 50,000 shares.

Adjustments in Connection with Certain Events

The Committee, in order to prevent dilution or enlargement of a participant’s rights under the 2012 Plan, shall substitute or adjust the number and kind of shares that may be issued under the 2012 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of TSYS, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of TSYS, or any similar corporate event or transaction.

Duration of the 2012 Plan

The 2012 Plan will become effective, subject to approval by TSYS’ shareholders, on May 1, 2012. The 2012 Plan will terminate after 10 years or, if sooner, when all shares reserved under the 2012 Plan have been issued. At any time, the Board of Directors may terminate the 2012 Plan. The termination of the 2012 Plan will not affect outstanding awards in any way.

Administration

The 2012 Plan will be administered by the Compensation Committee of the Board of Directors. Members of the Committee are appointed by the Board of Directors from among its members and may be removed by the Board of Directors in its discretion.

The Committee has broad discretion to construe, interpret and administer the 2012 Plan, to select the individuals to be granted Plan awards, to determine the number of shares to be subject to each Plan award, and to determine the terms, conditions and duration of each award. The Committee’s decisions will be conclusive, final and binding upon all parties. No member of the Committee will be liable for any action or determination made with respect to the 2012 Plan or any award granted under the 2012 Plan. To the fullest extent permitted by law, TSYS will indemnify the members of the Committee against reasonable expenses incurred in connection with any action taken against them with respect to the 2012 Plan or any award granted under the Plan.

Amendment of the 2012 Plan

The Committee may amend, modify, suspend or terminate the 2012 Plan at any time except that no amendment, modification, suspension or termination may adversely affect an existing award under the 2012 Plan without the affected participant’s consent. In addition, no amendment, modification, suspension or termination shall be made which would reprice, replace or regrant through cancellation, or which would lower the option price of a previously granted option or the grant price of a previously granted stock appreciation right without the approval of shareholders. Moreover, under New York Stock Exchange listing standards the 2012 Plan cannot be materially amended without the approval of shareholders.

Change in Control

Although the equity awards granted to TSYS’ executive officers contain a “double trigger” change of control provision, such was not required by the 2008 Plan. The 2012 Plan specifically provides for “double trigger” vesting of awards granted to executive officers of TSYS upon a change of control of TSYS, as defined in the 2012 Plan. With respect to awards granted to executive officers, and which are assumed by the surviving entity or are equitably converted or substituted, vesting is not accelerated unless the executive’s employment is terminated within two years following the change of control either (i) by the surviving entity without cause or (ii) by the executive for good reason as defined in the applicable award agreement. For participants other than executive officers, unless otherwise determined by the Committee at grant, in the event of a change in control of TSYS, as defined in the 2012 Plan, the vesting of any outstanding awards granted under the 2012 Plan will be accelerated and all such awards will be fully vested.

Federal Tax Consequences of the 2012 Plan

The following discussion of the federal income tax consequences of awards granted under the 2012 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.    Nonqualified stock options granted under the 2012 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. TSYS will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options.    An employee will generally not recognize ordinary income on receipt or exercise of an incentive stock option so long as he or she has been an employee of TSYS or its subsidiaries from the date the incentive stock option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the incentive stock option for one year after the date of exercise (and for two years from the date of grant of the incentive stock option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, TSYS may not deduct any amount in connection with the incentive stock option. If an employee exercises an incentive stock option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of the disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, TSYS will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights.    To the extent that the requirements of the Internal Revenue Code of 1986 are met, there are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. TSYS will be entitled to deduct the same amount as a business expense in the same year.

Restricted Stock.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, TSYS will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Restricted Stock Units.    Generally, a participant will not recognize ordinary income until common stock, cash, or other property becomes payable under the restricted stock unit, even if the award vests in an earlier year. TSYS will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Performance Unit/Performance Shares.    The performance units and performance shares awarded under the 2012 Plan are intended to be “qualified performance-based compensation” under Section 162(m) and, therefore, deductible by TSYS when the employee recognizes ordinary income. Employees under the 2012 Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock. Any subsequent appreciation on the common stock is treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards.    Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, TSYS will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Deferred Compensation.    No award is intended to be deferred compensation subject to Section 409A unless and to the extent the Committee specifically determines otherwise.

Additional Information

In the event the 2012 Plan is terminated, participants under the 2012 Plan will retain all rights to their awards in accordance with the terms of the awards.

In the event of a termination of service by a participant, the Committee will determine the length of time that the participant has to exercise a stock option or stock appreciation right and the extent to which the participant can retain the rights to restricted stock, restricted stock units, performance units, performance shares, cash-based awards, and other stock-based awards.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE TOTAL SYSTEM SERVICES, INC. 2008 OMNIBUS PLAN, AS AMENDED AND RESTATED.

PROPOSAL 5: APPROVAL OF THE TOTAL SYSTEM SERVICES, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

Background and Reasons for the Proposal

On January 31, 2012, our Board of Directors adopted the Total System Services, Inc. 2012 Employee Stock Purchase Plan, or ESPP, which, if approved by our shareholders, will be effective as of July 1, 2012. Unless otherwise indicated, all references to “ESPP” in the description below are references to the proposed ESPP.

The purpose of the ESPP is to more closely align the interests of our employees and our shareholders by providing employees with a convenient means of purchasing TSYS stock in the open market at fair market value through voluntary payroll deductions and matching contributions from TSYS. TSYS intends for the ESPP to promote interest in TSYS’ long-term success and growth and to encourage continuity of employment among its employees.

All shares of TSYS stock purchased through the ESPP will be purchased on the open market at fair market value, and TSYS will not directly issue any new shares under the ESPP.

TSYS currently maintains the Total System Services, Inc. Employee Stock Purchase Plan, or Old ESPP. The material differences between the ESPP and the Old ESPP are as follows:

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The ESPP authorizes TSYS’ Board of Directors to set the matching contribution percentage by TSYS under the plan within a range of 0% to 50% of each eligible employee’s payroll deductions versus a fixed matching contribution of 15% of each eligible employee’s payroll deductions under the Old ESPP. While the matching contribution has historically been set at 50%, the Old ESPP was amended in 2009 to reduce the matching contribution to 15%. The ESPP provides flexibility to allow the Board, if circumstances warrant, to reduce or increase the matching contribution within the 0% to 50% range without further amendments to the ESPP.

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The ESPP caps the amount of annual compensation that may be taken into account for any purpose under the ESPP at $250,000, while the Old ESPP has no cap on the amount of compensation, and thus no cap on the number of shares, that could be purchased by an eligible employee under the Old ESPP.

—

The ESPP requires that TSYS shares purchased under the ESPP must be held for six months, with certain exceptions, which was not required under the Old ESPP. During this six month holding period, the shares cannot be sold, transferred, assigned, pledged, or otherwise disposed of in any manner. The Board believes this holding period better aligns the ESPP with its objective of aligning the long-term interests of TSYS employees with those of TSYS shareholders.

A summary of the ESPP is set forth below. This summary is qualified in its entirety by the full text of the ESPP, which is attached to this Proxy Statement as Appendix B.

Eligibility and Participation

Any employee of TSYS or any of its subsidiaries who is regularly scheduled to work 20 or more hours per week, which consisted of approximately 8,200 persons as of December 31, 2011, is eligible to participate in the ESPP if the ESPP is registered or qualified in the employee’s country of residence. Eligible employees may elect to participate in the ESPP once they have completed three calendar months of employment by making a payroll deduction authorization election, either over the telephone, electronically, or in any way authorized by TSYS. Employees of subsidiaries of TSYS may only participate in the ESPP if at the time of the election by the employee to participate, the subsidiary has elected to participate in the ESPP. Participants may increase, decrease or stop their payroll deductions by making a new payroll deduction authorization election.

Plan Agent

Computershare Shareowner Services LLC will act as Plan Agent of the ESPP.

Participant Payroll Deductions

Participants make payments through payroll deductions. Participant payroll deductions must be in percentage amounts. The minimum participant payroll deduction is one percent of compensation, while the maximum participant payroll deduction is based on how long the participant has been employed with TSYS and is capped at seven percent of compensation.

Below are the maximum percentages of compensation for participant payroll deductions:

Participant’s Period of Employment	Maximum Percentage of Compensation
At least three months, but less than one year	3%
At least one year, but less than five years	5%
At least five years, but less than ten years	6%
Ten years or more	7%

Compensation under the ESPP means base salary or wages. It does not include bonuses, incentive bonuses, overtime or contributions to any other employee benefit plan. If a participant’s compensation is paid partially or solely on a commission basis, that participant’s compensation includes the commissions they receive. The maximum amount of compensation that may be taken into account under the ESPP on an annual basis is $250,000.

Employer Matching Contributions

Payroll deductions receive a matching contribution from participating employers. The matching contribution percentage can be within a range of 0% to 50% of each participant’s payroll deduction to the ESPP and is expected to be 15% at the time the ESPP becomes effective. The Board of Directors of TSYS may reduce or increase the matching percentage, and participants will be provided with written notice of any reduction or increase in the matching percentage prior to it becoming effective.

Open Market Purchases

After receipt of the participant payroll deductions and employer contributions, the Plan Agent will purchase shares of TSYS stock in the open market at fair market value for the benefit of participants in the ESPP on a semi-monthly basis.

Holding Period for ESPP Shares

Shares of TSYS stock purchased by the Plan Agent must be held in each participant’s account for a minimum of six months following the date of purchase. During this six month period, the TSYS shares subject to the holding period may not be sold, transferred, assigned, pledged, or otherwise disposed of in any manner whatsoever, except as otherwise provided in the ESPP.

Rights in ESPP Shares

Each participant has the rights and powers of ordinary TSYS shareholders with respect to the shares of TSYS stock held for his or her benefit in the ESPP, including the right to vote his or her shares. As an ESPP participant, each participant will receive cash dividends, stock dividends, stock splits and similar changes in ownership for the shares held for his or her benefit in the ESPP to the same extent as other ordinary TSYS shareholders.

Distribution or Disposal of Shares

Once the six month holding period has lapsed, each participant may at any time, either by telephone or electronically, or in any other way authorized by TSYS, request that the Plan Agent distribute or sell the shares held in the ESPP for his or her benefit.

Stopping ESPP Participation For Retirement or Other Reasons

ESPP participants may stop their participation in the ESPP at any time by filing a payroll deduction authorization election, either over the telephone, electronically or in any other way authorized by TSYS. This election will be effective as soon as administratively practicable. Once the six month holding period has lapsed for such participant’s shares, the participant may instruct the Plan Agent to distribute or sell all of his or her shares. If a participant’s employment with TSYS or a TSYS subsidiary ends, then participation in the ESPP must also end. The six month holding period does not apply in the event of a participant’s death, retirement or other termination of employment. If a participant leaves the company without giving instructions within 60 days following termination of employment, the Plan Agent will distribute all of his or her shares in electronic form to a common stock account at the Plan Agent for the benefit of the former participant.

Beneficiary Designation

ESPP participants are permitted to designate a beneficiary to receive their ESPP shares in the event of their death. They are permitted to change their beneficiary designation at any time.

Tax Consequences

Employer matching contributions to the ESPP are treated as taxable compensation income to ESPP participants. Therefore, federal and state income taxes and Social Security taxes are withheld from each participant’s compensation to cover the amount of the employer contributions to the ESPP for the participant’s benefit. In addition, each participant’s annual W-2 form reflects these tax consequences. Any TSYS cash dividends paid on the TSYS stock held for a participant’s benefit in the ESPP is also taxable income. Stock dividends and stock splits received by the ESPP are not ordinarily taxable, but will result in an adjustment to each participant’s basis in the TSYS stock purchased for the participant’s benefit. Each participating TSYS employer may deduct, for federal and state income tax purposes, its contributions to the ESPP. In addition, TSYS may be able to deduct for income tax purposes the cost of administering the ESPP, including, but not limited to, compensation paid to the Plan Agent and/or subagents.

Resales of TSYS Stock Purchased Through the ESPP

Unless a participant is a director or executive officer of TSYS, owns 10% or more of the issued and outstanding shares of TSYS common stock or otherwise is in a control position with or over TSYS, the six month holding period is the only restriction on the resale of TSYS stock acquired under the ESPP. If a participant is an executive officer, director, 10% shareholder or is otherwise in a position to control or exercise control over TSYS, special rules limit his or her ability to resell the TSYS stock acquired under the ESPP. In such a case, resales can be made only pursuant to an effective Registration Statement with the Securities and Exchange Commission, or an exemption from registration, as provided under SEC rules and regulations. In addition, TSYS’ executive officers, directors and 10% shareholders may be required to reimburse TSYS for any profit derived by them as a result of a purchase and sale or sale and purchase of TSYS stock occurring within any six month period. Although purchases and sales under the ESPP are currently exempt from this reimbursement requirement, it is possible that future purchases and sales under the ESPP will not be exempt. Accordingly, TSYS executive officers, directors and 10% shareholders, during their participation in the ESPP and for a six month period thereafter, may be liable to TSYS for reimbursement of any profit.

Amendment, Termination and Suspension of the ESPP

TSYS reserves the right to amend the ESPP at any time; provided, however: (1) no amendment will reduce the amount of the contributions already made prior to the date of the amendment; and (2) no material amendment shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. TSYS also reserves the right to suspend contributions to the Plan at any time. TSYS plans to maintain the ESPP through July 1, 2022, but reserves the right to terminate the ESPP at any time prior to that date. If that happens, there will be no further participant payroll deductions and no additional employer contributions. Instead, the Plan Agent will purchase TSYS stock with any remaining funds, if possible. The Plan Agent will allocate the shares to all participants in the usual manner. The Plan Agent will then distribute or sell all of the allocated shares of TSYS stock held for each participant’s benefit in accordance with the instructions of each Participant. If not terminated earlier, the ESPP will terminate on July 1, 2022. The six month holding period does not apply in the event the Plan is suspended or terminated as described above.

New Plan Benefits

The number of shares purchased under the ESPP, and therefore the benefits available to our employees, employee directors and executive officers under the ESPP, will depend on the participation level of the individual employee and the matching contribution percentage set by TSYS. Therefore, it is not presently possible to determine the benefits or amounts that will be received under the ESPP by any particular person or group pursuant to the ESPP in the future. Non-employee directors are not eligible to participate in the ESPP.

The table below shows the dollar value of contributions and the number of shares of TSYS stock purchased under the Old ESPP in 2011 by our employee directors and executive officers, assuming that the compensation cap of the ESPP had been in effect in 2011.

NEW PLAN BENEFITS

Total System Services, Inc.

2012 Employee Stock Purchase Plan

Name and Principal Position	Dollar Value (1)	Number of Shares (1)
Philip W. Tomlinson Chairman of the Board and Chief Executive Officer	$0	0
M. Troy Woods President and Chief Operating Officer	20,125	1,103
James B. Lipham Senior Executive Vice President and Chief Financial Officer	20,125	1,103
William A. Pruett Senior Executive Vice President and Chief Client Officer; President, TSYS North America	20,125	1,103
Kenneth L. Tye Senior Executive Vice President and Chief Information Officer	0	0
G. Sanders Griffith, III Senior Executive Vice President, General Counsel and Secretary	0	0
Executive Group	60,375	3,309
Nonexecutive Director Group	0	0
Nonexecutive Officer Employee Group	8,984,581	474,047

(1)	Amounts represent dollar value of employee and employer matching contributions and number of shares that would have been purchased had the ESPP been in effect in 2011, based on current Old ESPP participation. The dollar value of matching contributions only for Messrs. Woods, Lipham and Pruett, the executive group and nonexecutive officer employee group would have been $1,353,875, which represents 144 shares, 144 shares, 144 shares, 432 shares and 71,107 shares, respectively.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE TOTAL SYSTEM SERVICES, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information as of December 31, 2011 with respect to shares of TSYS stock that may be issued under existing equity compensation plans of TSYS.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,081,740 (1)	$22.04	21,514,634 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	6,081,740	$22.04	21,514,634

(1)	Includes 1,440,574 performance share awards, which shares will only be issued if certain performance goals are met. The weighted-average exercise price in column (b) does not take these awards into account. Does not include an aggregate of 1,233,772 shares of nonvested awards which will vest over the remaining years through 2013.

(2)	Includes 21,514,634 shares available for future grants under the Total System Services, Inc. 2002 Long-Term Incentive Plan, 2007 Omnibus Plan and 2008 Omnibus Plan, which could be in the form of options, nonvested awards or performance shares. The 2002 Long-Term Incentive Plan expires on March 1, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

The Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of TSYS, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (2) TSYS is a participant; and (3) any related party of TSYS (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of TSYS stock, or their immediate family members) has or will have a direct or indirect interest.

Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:

—

the employment of non-executive officers who are immediate family members of a related party of TSYS so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting; and

—	certain limited charitable contributions by TSYS, which transactions are reviewed by the Committee at its next regularly scheduled meeting.

In addition, the policy does not apply to transactions which occurred, or in the case of ongoing transactions, transactions which began, prior to the date of the adoption of the policy by the Board.

Related Party Transactions

Mack Paul Daffin, Jr., the son-in-law of Philip W. Tomlinson, Chairman of the Board and Chief Executive Officer of TSYS, was employed by TSYS as a senior director of distributed technology during 2011. Mr. Daffin received $251,706 in compensation during 2011. John Dale Hester, the son-in-law of director Richard W. Ussery, was employed by TSYS as group executive, relationship management during 2011. Mr. Hester received $157,997 in compensation during 2011. Roderick Cowan Hunter, the son-in-law of director James D. Yancey, was employed by TSYS as a director of sales and marketing during 2011. Mr. Hunter received $127,048 in compensation during 2011. None of the employees listed above is an executive officer of TSYS. The compensation received by the employees listed above is determined under the standard compensation practices of TSYS.

For information about a transaction with an entity that is an affiliate of an immediate family member of director Gardiner W. Garrard, Jr., see “Compensation Committee Interlocks and Insider Participation” on page 5. The transaction was approved pursuant to TSYS’ Related Party Transaction Policy. Mr. Garrard no longer serves as a member of the Compensation Committee.

The employment relationships described above did not require review, approval or ratification under TSYS’ Related Party Transaction Policy as they began prior to the adoption of the policy by the TSYS Board.

Other Information About Board Independence

In addition to the information set forth or referenced under the caption “Related Party Transactions” above, the Board also considered the following relationships in evaluating the independence of our independent directors and determined that none of the relationships constitute a direct or indirect material relationship with TSYS:

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an entity of which Mr. Cloninger serves as an executive officer received payments from TSYS for printing and related services in the ordinary course of business during 2011, which payments were not more than the greater of two percent of the annual revenues for that entity or $1 million and therefore satisfy the Board’s guidelines for independence;

—

an entity in which each of Mr. Turner and Mr. Miller and their immediate family members own a less than ten percent equity interest made payments to and received payments from TSYS for printing services and leased property, respectively, in the ordinary course of business during 2011, which transactions were in accordance with the Board’s guidelines for independence, and which payments were not more than the greater of two percent of the annual revenues for that entity or TSYS, or $1 million; and

—	an immediate family member of Mrs. Yarbrough was compensated as a non-executive employee of TSYS during 2011, which employment was in accordance with the Board’s guidelines for independence.

PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of TSYS stock held by the only known holders of more than 5% of the outstanding shares of TSYS stock as of December 31, 2011.

Name and Address of Beneficial Owner	Shares of TSYS Stock Beneficially Owned as of 12/31/11		Percentage of Outstanding Shares of TSYS Stock Beneficially Owned as of 12/31/11
Synovus Financial Corp.	20,146,596	(1)	10.7%
1111 Bay Avenue, Suite 500 Columbus, Georgia 31901

Artisan Partners Holdings LP	11,866,470	(2)	5.9%
875 East Wisconsin Avenue Suite 800 Milwaukee, WI 53202

(1)	As of December 31, 2011, the banking, investment advisory and trust company subsidiaries of Synovus possessed sole voting power with respect to 18,428,754 TSYS shares, shared voting power with respect to 212,994 TSYS shares, sole investment power with respect to 19,676,305 TSYS shares and shared investment power with respect to 445,195 TSYS shares. Synovus and its subsidiaries disclaim beneficial ownership of all shares of TSYS stock which are held by them in various fiduciary and advisory capacities.

(2)	As of December 31, 2011, Artisan Partners Holdings LP and other related parties possessed shared voting power with respect to 11,554,370 TSYS shares and shared investment power with respect to 11,866,470 TSYS shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires TSYS’ officers and directors, and persons who own more than ten percent of TSYS stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

To TSYS’ knowledge, based solely on its review of such reports submitted to TSYS, and written representations from certain reporting persons that no Forms 5 were required for those persons, TSYS believes that during the fiscal year ended December 31, 2011 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that each of Mr. Yancey and Mr. Tomlinson reported one transaction late on one report, and Mr. Page reported two transactions late on one report.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be considered for inclusion in TSYS’ Proxy Statement for the 2013 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of TSYS at the address below. The Corporate Secretary must receive the proposal no later than November 16, 2012. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

For a shareholder proposal that is not intended to be included in TSYS’ Proxy Statement for the 2013 Annual Meeting of Shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than January 1, 2013 and not later than January 31, 2013. The notice of a proposed item of business must provide information as required in the bylaws of TSYS which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; any material interest you have in the proposal; and a representation that you are a shareholder of record entitled to vote at the meeting and that you intend to appear in person or by proxy at the meeting to bring the matter before the meeting.

The notice of a proposed director nomination must provide information as required in the bylaws of TSYS which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; a representation that you are a shareholder of record entitled to vote at the meeting and that you intend to appear in person or by proxy at the meeting to nominate the person or persons named in the notice; any arrangements between you and each proposed nominee and any other person pursuant to which the nomination is being made; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

GENERAL INFORMATION

Financial Information

Detailed financial information for TSYS and its subsidiaries for its 2011 fiscal year is included in TSYS’ 2011 Annual Report that is being provided to TSYS’ shareholders together with this Proxy Statement. The Annual Report and this Proxy Statement are also posted to our website at http://annualreport.tsys.com.

Solicitation of Proxies

TSYS will pay the cost of soliciting proxies. Proxies may be solicited on behalf of TSYS by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. TSYS will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners. In addition, TSYS has retained Phoenix Advisory Partners to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses.

Householding

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. TSYS is not householding proxy materials for its shareholders of record in connection with its 2012 Annual Meeting. However, we have been notified that certain intermediaries will household proxy materials. If you hold your shares of TSYS stock through a broker or bank that has determined to household proxy materials only one Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary.

The above Notice of Annual Meeting and Proxy Statement are sent by Order of the TSYS Board of Directors.

Philip W. Tomlinson

Chairman of the Board and

Chief Executive Officer

March 16, 2012

APPENDIX A

Total System Services, Inc.

2008 Omnibus Plan, As Amended and Restated

Effective May 1, 2012,

and renamed the

Total System Services, Inc.

2012 Omnibus Plan

Total System Services, Inc.

2012 Omnibus Plan

Effective May 1, 2012

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Total System Services, Inc. (hereinafter referred to as the “Company”) previously established an incentive compensation plan known as the Total System Services, Inc. 2008 Omnibus Plan (the “2008 Omnibus Plan”). Effective as of May 1, 2012, the Company hereby amends and restates the 2008 Omnibus Plan in the form set forth in this document, which plan shall be known as the Total System Services, Inc. 2012 Omnibus Plan (hereinafter referred to as the “Plan”).

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.

The Plan shall become effective upon its approval by the shareholders of the Company on May 1, 2012 at the Company’s 2012 Annual Meeting of Shareholders. Following its effectiveness, the Plan shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders through Awards that give Employees and Directors a personal stake in the Company’s growth, development and financial success. Awards under the Plan will motivate Employees and Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of Employees and Directors who are in a position to make significant contributions to the Company’s future success.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the date of the approval of the Plan by the Company’s shareholders. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the date the Plan is approved by the Company’s shareholders.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change of Control” means any of the following events: (a) the acquisition by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)), of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total number of shares of the Company’s then outstanding securities; (b) individuals who, as of May 1, 2012, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, 30% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority) of the members of the board of directors of the corporation resulting from such Business Combination who were directors of the Company immediately prior to the signing of the agreement providing for such Business Combination.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A of the Code, and if that Award provides for a change in the time or form of payment based upon a Change in Control, then, solely for purposes of applying such change in the time or form of payment provision, a Change in Control Shall be deemed to have occurred upon an event described in Section 2.8 only if the event would also constitute a change in ownership or effective control of, or a change in ownership of a substantial portion of the assets of, the Company under Section 409 A of the Code.

A “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Total System Services, Inc., a Georgia corporation, and any successor thereto as provided in Article 19 herein.

2.12	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.15	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16	“Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.17	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.18	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.19	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.20	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.21	“Insider” shall mean an individual who is, on the relevant date, an executive officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.22	“Nonemployee Director” means a Director who is not an Employee.

2.23	“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.24	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.25	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.26	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.28	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29	“Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.30	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.31	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.35	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36	“Plan” means the Total System Services, Inc. 2012 Omnibus Plan.

2.37	“Plan Year” means the calendar year.

2.38	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.

2.39	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.40	“Share” means a share of common stock of the Company, par value $.10 per share.

2.41	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.42	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

3.1 General. The Plan shall be administered by the Committee, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals or entities, any of which may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan, shall have full power to (i) designate Employees and Directors to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) certify satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m); (v) construe and interpret the terms of the Plan and any Award Agreement or other instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration;

(vii) subject to the provisions of Section 4.4, authorize conversion or substitution under the Plan of any or all outstanding option or other awards held by service providers of an entity acquired by the Company on terms determined by the Committee (without regard to limitations set forth in Section 6.3 and 7.5); (viii) subject to the provisions of Articles 15 and 17, amend the terms and conditions of any outstanding Award; (ix) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company; and (x) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.

3.3 Delegation. To the extent permitted by law and applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the type and size of any such Awards; provided, however: (i) the authority to make Awards to any Nonemployee Director or to any Employee who is considered an Insider may not be delegated; (ii) the resolution providing such authorization shall set forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be 17,000,000 Shares. For the sake of clarity, all Shares issued under the 2008 Omnibus Plan prior to May 1, 2012 shall be deducted from 17,000,000 when determining the number of Shares available for issuance under the Plan.

(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 17,000,000.

(c)	Subject to adjustment in Section 4.4, the maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be 2,000,000 Shares, and no Nonemployee Director may be granted an Award covering more than 10,000 Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to 50,000 Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional 50,000 Shares (a “New Nonemployee Director Award”).

(d)	Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three- (3-) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Further, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan, Shares tendered to pay the exercise price of Awards under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be returned as available Shares under the Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 4,000,000.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 4,000,000.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 2,000,000.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 2,000,000 Shares if such Award is payable in Shares, or equal to the value of 100,000 Shares if such Award is payable in cash or property other than Shares, determined as of the earlier of the vesting or the payout date, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed $2,000,000.00.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 2,000,000 Shares.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, or other value determinations applicable to outstanding Awards, with the specific adjustments to be determined by the Committee in its sole discretion.

The Committee shall make appropriate adjustments to any other terms of any outstanding Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with Accounting Standards Codification (ASC) 718 section 55).

Any actions taken under section 4.4 shall be subject to compliance with the rules under Code Sections 409A, 422 and 424, as and where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Nonemployee Directors.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10 th ) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Committee may authorize.

6.6 Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (subject to such procedures and conditions as the Committee may establish); (c) by a cashless (broker-assisted) exercise; (d) by having the company withhold Shares having a Fair Market Value on the date of exercise equal to the Option price; (e) by a combination of (a), (b), (c) and/or (d); or (f) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment/Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be.

Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Special ISO Requirements. Notwithstanding sections 6.3 and 6.4 above, a person who owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the FMV of the Shares on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate FMV (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10 th ) anniversary date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Settlement of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.7 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable.

These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Total System Services, Inc. 2012 Omnibus Plan and a Restricted Stock Award Agreement entered into between the registered owner and Total System Services, Inc. Copies of such Plan and Agreement are on file in the offices of Total System Services, Inc., One TSYS Way, Columbus, Georgia 31901.”

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of

Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment/Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 12. Performance Measures

12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Unit volume;

(q)	Working capital targets and change in working capital;

(r)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(s)	Asset growth;

(t)	Number of cardholder, merchant and/or other customer accounts processed or converted; and

(u)	Successful negotiation or renewal of contracts with new or existing customers.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any segment or business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

With regard to a particular Performance Period, the Committee, in its sole discretion, shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), determine the length of the Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance-Based Compensation Awards to be issued, and the Performance Measures that will be used to establish the performance goals,. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance -Based Compensation Awards earned for the period.

12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may, among other things, include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in ASC 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility (unless the Committee exercises its discretion pursuant to Section 12.4 that such Award not satisfy the requirements of Section 162(m) of the Code).

12.3 Discretionary Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Nonemployee Director Awards

From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: (i) the number of Board committees on which a Nonemployee Director serves; (ii) service of a Nonemployee Director as the chair of a Board committee; (iii) service of a Nonemployee Director as Chairman of the Board; or (iv) the initial selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors, as it shall from time to time determine.

Article 14. Dividends and Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Full Value Award, to be credited as of the dividend payment dates during the period between the date the Award is granted and the date the Award vests as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee, and shall in all cases be paid in a manner that complies with the restriction under Code section 409A. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15. Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee specifies otherwise in an Award Agreement, in the event of a Change of Control: (i) any Options and Stock Appreciation Rights which are outstanding immediately prior to the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. Notwithstanding the foregoing provisions of this Article 15, with respect to Awards granted under this Plan to Participants who were executive officers of the Company at the time of grant, and which are assumed by the surviving entity in a Change of Control transaction, or are equitably converted or substituted in connection with a Change in Control, the vesting of such Awards shall not be accelerated unless the executive’s employment is terminated within two years following the effective date of such Change of Control either (i) by the surviving entity without cause or (ii) by the executive for good reason as defined in the executive’s Award Agreement or employment agreement, as applicable.

Article 16. Rights of Participants

16.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award

Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash when the Fair Market Value of a Share is lower than the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described in Section 4.4 hereof, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The Committee shall determine any adjustment (a) consistent with the intent that an Award which is Performance Based Compensation qualify for the performance-based compensation exception under Section 162(m) of the Code (unless the Committee exercises its discretion pursuant to Section 12.4 that such Award not satisfy the requirements of Section 162(m) of the Code), and (b) after taking into account, to the extent applicable, the provisions of the Code applicable to Incentive Stock Options and the provisions of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

17.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.

20.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the NYSE or other national securities exchanges as may be required.

20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices.

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate applicable law.

20.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.14 Deferred Compensation. It is the intention of the Company that no Award be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment, including elective or mandatory deferral of the payment or delivery of cash or Shares pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan, and the terms and conditions of such Awards shall be interpreted and administered accordingly. The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Code Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award and/or Stock Bonus Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit,

Performance Unit, Performance Share, Cash-Based Award or Other Stock-Based Award is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to comply in all respects with Code Section 409A. No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

20.15 Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

20.18 Indemnification. Subject to requirements of Georgia law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

20.19 Right of Offset. The Company and its Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

APPENDIX B

TOTAL SYSTEM SERVICES, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

(EFFECTIVE AS OF JULY 1, 2012)

The name of this plan is the Total System Services, Inc. 2012 Employee Stock Purchase Plan (the “Plan”). The purpose of the Plan is to enable Total System Services, Inc. (“TSYS”) and its subsidiaries to provide their employees a convenient means of purchasing, by means of voluntary payroll deductions and matching contributions from the Participating Employers, shares of TSYS Common Stock on the open market at fair market value, and to thereby promote interest in its success and growth and to encourage continuity of employment among its employees.

ARTICLE I

DEFINITIONS

A. Administrator: The Administrator of the Plan, which shall be TSYS or any Affiliate designated by TSYS from time to time to administer the Plan.

B. Affiliate of TSYS: Subsidiaries of TSYS.

C. Agent: The Agent of the Plan, which shall be Computershare Shareowner Services LLC and any duly appointed successor Agent.

D. Beneficiary Designation Election: The election that a Participant makes to designate the Participant’s beneficiary to receive his or her interest in the Plan in the event of Participant’s death prior to receipt thereof.

E. Compensation: The base salary or wages paid to a Participant by a Participating Employer, including commissions for those Participants who are paid partially or solely on a commission basis (unless a Participant’s written employment agreement (if any) with TSYS or any Affiliate establishes a contractual limitation for such Participant, in which case “Compensation” for such Participant would be as defined in such written Employment Agreement), but excluding bonuses, incentive bonuses, overtime pay or amounts contributed by a Participating Employer to this or any other non-qualified plan or trust, to any qualified plan or trust within the meaning of Sections 401(a) and 501 of the Internal Revenue Code of 1986, as amended, including, but not limited to, the TSYS Retirement Savings Plan, or such other qualified employee benefit, fringe benefit or welfare benefit plan TSYS or a Participating Employer may hereafter adopt. The maximum amount of Compensation that may be taken into account under the Plan for any purpose on an annual basis shall be $250,000.

F. Deduction Date: The last day and the fifteenth day of each month (or the next preceding business day) for employees paid on a semi-monthly basis, and for employees paid on any other basis, the payroll date falling on, next preceding or next succeeding the last day and the fifteenth day of the month, upon which the semi-monthly Participant payroll deductions and the semi-monthly Participating Employer contributions to the Plan shall be made.

G. Effective Date of the Plan: July 1, 2012.

H. Eligible Employee: Any employee of a Participating Employer who has been regularly scheduled to work twenty (20) hours per week or more for TSYS or an Affiliate for an uninterrupted period of three (3) calendar months or more. Employment includes authorized leaves of absence and all uninterrupted periods of employment by TSYS or one or more Affiliates. The three (3) calendar month eligibility period begins to run on the first day of the employee’s most recent uninterrupted period of employment with TSYS or one or more Affiliates.

I. Participant: An Eligible Employee who shall have become a Participant in the Plan by making a Payroll Deduction Authorization Election and (i) whose participation in the Plan shall not have been terminated in accordance with Article XIII or XIV of the Plan, or (ii) who shall have been reinstated as a Participant in the Plan in accordance with Article II of the Plan.

J. Participating Employer: TSYS or any Affiliate of TSYS which may participate in the Plan without violating applicable securities or other laws and regulations, to be determined by TSYS in its sole discretion, and which has elected to participate in the Plan.

K. Payroll Deduction Authorization Election: The election which each Eligible Employee must make to become a Participant or to change participation in the Plan in accordance with Article III, whether such election is made telephonically, electronically or otherwise as authorized by TSYS. This election shall contain, in addition to other pertinent payroll deduction information, the Participant’s appointment of the Agent to provide for the acquisition of TSYS Common Stock for his or her benefit under the Plan.

L. Plan: The Total System Services, Inc. 2012 Employee Stock Purchase Plan.

M. Plan Account: The separate account that is required to be established and maintained with respect to each Participant for the purpose of recording the Participant’s cash contributions, Participating Employer contributions, and TSYS Common Stock purchased and allocated for the Participant under the Plan.

N. Plan Year: The period commencing on January 1st of each year and ending on December 31st of each year.

O. TSYS: Total System Services, Inc. the sponsor and Administrator of the Plan.

P. TSYS Common Stock: The shares of common stock, par value of $.10 per share of TSYS, and any shares that may be issued and exchanged for or upon a change of such shares whether in subdivision or in combination thereof and whether as a part of a classification or reclassification thereof, or otherwise.

ARTICLE II

PARTICIPATION

Any Eligible Employee of a Participating Employer may initially become a Participant in the Plan by making a Payroll Deduction Authorization Election to do so.

An Eligible Employee of a Participating Employer whose participation in the Plan has been terminated or temporarily suspended by the Participant pursuant to Article XIII of the Plan, or whose participation has been suspended during the Participant’s period of employment with an Affiliate that is not a Participating Employer pursuant to Article III of the Plan, may reinstate his or her participation in the Plan by making a new Payroll Deduction Authorization Election to do so.

ARTICLE III

PARTICIPANT PAYROLL DEDUCTIONS

Participants may contribute to the Plan only through Participant payroll deductions. Participant payroll deductions shall be made as a percentage of Compensation. Participant payroll deductions may not be less than one percent of a Participant’s Compensation, and the maximum deduction may not exceed the maximum percentage of Compensation limitations set forth below.

The maximum percentage of Compensation for Participant payroll deductions shall be based on the following:

(a)	The Participant’s Compensation; and

(b)	The Participant’s period of employment with TSYS or an Affiliate during which period the Participant has been regularly scheduled to work twenty (20) hours per week or more, according to the following schedule:

Participant’s Period of Employment	Maximum Percentage of Compensation for Participant Payroll Deductions
At least three months, but less than one year	3%
At least one year, but less than five years	5%
At least five years, but less than ten years	6%
Ten years or more	7%

A Participant with no service breaks that exceed twelve (12) months shall be given credit for all of his or her periods of employment with TSYS or one or more Affiliates for the purpose of determining the maximum percentage of Compensation for the Participant’s payroll deduction, including, but not limited to: (1) a transfer of employment between TSYS and/or one Affiliate to another; and (2) all previous periods of employment with TSYS or any Affiliate by an Eligible Employee.

If a Participant’s employment is transferred to an Affiliate which is not a Participating Employer, that Participant shall receive credit for any amounts previously contributed to his or her Plan Account on behalf of the Participant; however, his or her participation in the Plan shall be suspended during the period of his or her employment by the non-participating Affiliate. Such Participant may elect to maintain his or her Plan Account as an inactive account with no payroll deductions or Participating Employer contributions and shall continue to receive dividends, stock splits, voting rights, and any other such benefit afforded through the ownership of TSYS Common Stock received under the Plan. If such Participant’s employment is transferred from the non-participating Affiliate to a Participating Employer, then the Participant may reinstate his or her participation in the Plan pursuant to Article II hereof.

Participant payroll deductions shall be made only on Deduction Dates.

A Participant may increase, decrease or temporarily suspend his or her Participant payroll deductions by making a Payroll Deduction Authorization Election. Such increase, decrease or temporary suspension will be effective as promptly as practicable. Participant payroll deductions may be terminated by a Participant pursuant to Article XIII hereof. Participation in the Plan shall automatically terminate upon the termination of a Participant’s employment pursuant to Article XIV hereof. As promptly as practicable on or after each Deduction Date, each Participating Employer shall remit each Participant’s payroll deduction to the Administrator, who will forward such contributions to the Agent.

ARTICLE IV

PARTICIPATING EMPLOYER MATCHING CONTRIBUTIONS

Participating Employers shall make matching contributions to the Plan for each of their employees who are Participants in the Plan within a range of zero (0%) to fifty percent (50%) of the amount of each such Participant’s payroll deduction to the Plan. The Board of Directors of TSYS shall set the percentage of the matching contribution. Participants shall be provided with written notice of any increase or decrease in the matching contribution percentage prior to the effective date of such increase or decrease.

Participating Employer contributions shall be made on Deduction Dates. As promptly as practicable on or after each Deduction Date, Participating Employers will remit their contributions to the Administrator, who will forward such contributions to the Agent.

As Participating Employer contributions to the Plan must be treated by the Participants for whom such contributions are made as compensation income, such amounts will be reflected on the payroll voucher of such Participants as additional compensation income paid by the Participating Employers to the Participants, and such amounts will in turn appear on the payroll vouchers of such Participants as having been withheld from their pay by the Participating Employers to reflect the Participating Employers’ contributions made to the Plan for the benefit of such Participants, and the Participating Employers shall withhold additional state and federal income taxes and Social Security taxes from the pay of such Participants to cover such amount, all at the times Participant payroll deductions are withheld. This information will be included in the Form W-2 furnished annually by the Participating Employers to Participants in the Plan.

ARTICLE V

ADMINISTRATION OF PLAN

The Plan shall be administered by TSYS, with assistance as needed from each of the Participating Employers. TSYS may, from time to time, adopt rules and regulations not inconsistent with the Plan for carrying out the Plan or for providing for any and all matters not specifically covered herein.

The functions and duties of TSYS as Administrator of the Plan, in general, are as follows:

(a)	To make provision for payment of contributions to the Agent.

(b)	To establish rules for the administration and to construe the terms of the Plan, including, but not limited to, the discretionary authority to determine eligibility for participation in the Plan, a Participant’s period of employment and the maximum percentage and amount of Compensation for Participant payroll deductions, which rules for administration and construction of terms will apply to all Participants similarly situated.

(c)	To develop rules and procedures for making Participant elections or changes in connection with the Plan.

(d)	To maintain, with the assistance of the Agent, records, including, but not limited to, those with respect to Participating Employer contributions, Participant payroll deductions and dividends paid to the Agent.

(e)	To file with the appropriate governmental agencies any and all reports and notifications required of the Plan and to provide all Participants and beneficiaries with any and all reports and notifications to which they are by law entitled.

(f)	To engage a certified public accountant to perform an annual audit of the Plan.

(g)	To give prompt notification to the Agent of the effectiveness, and the initiation of proceedings that would result in the termination of effectiveness, of the registration, exemption or qualification of the Plan and/or the TSYS Common Stock offered thereunder under applicable federal and state securities laws.

(h)	To develop forms for use in connection with the Plan.

(i)	To perform any and all other functions reasonably necessary to administer the Plan.

TSYS shall indemnify each employee of TSYS and the Participating Employers involved in the administration of the Plan against all costs, expenses and liabilities, including attorney’s fees, incurred in connection with any action, suit, or proceeding instituted against such employee alleging any act or omission or commission performed by such employee while acting in good faith in discharging his or her duties with respect to the Plan. This indemnification is limited to the extent such costs and expenses are not covered under insurance as may be now or hereafter provided by TSYS or the appropriate Participating Employer.

ARTICLE VI

AGENT OF THE PLAN

All contributions by the Participating Employers and Participants shall be made in cash only. All contributions so received (hereinafter referred to as the “Fund”) shall be held, managed, and administered pursuant to the terms of the Plan. No part of the Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and former Participants in the Plan.

The Agent shall have the following powers and authority in the administration and investment of the Fund:

(a)	To purchase for the benefit of the Participants in the Plan shares of TSYS Common Stock in its name as Agent, to receive the shares of TSYS Common Stock previously acquired under the existing Plan and to retain the same and to cause the shares of TSYS Common Stock held as part of the Fund to be allocated, reallocated, and disposed of pursuant to the terms of the Plan.

(b)	To cause any TSYS Common Stock held as part of the Fund to be registered in the Agent’s own name or in the name of one or more nominees, but the books and records of the Agent shall at all times show that all such investments are part of the Fund.

(c)	To keep such portion of the Fund in cash or cash balances as the Agent, from time to time, may in its sole discretion deem to be in the best interests of the Participants in the Plan without liability for interest thereon.

(d)	To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments as may be necessary or appropriate to carry out the powers herein granted.

(e)	To employ subagents to engage in the actual open market purchase of TSYS Common Stock for the benefit of the Participants in the Plan.

(f)	To do all such acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Agent may deem necessary or desirable to administer the Fund, and to carry out and satisfy the purposes and intent of the Plan.

The Agent shall keep accurate and detailed accounts of all receipts, disbursements, and other transactions hereunder, including, but not limited to, Participant payroll deductions received, Participating Employer contributions received, dividends and other distributions received, and TSYS Common Stock purchased, allocated and held for, and TSYS Common Stock distributed to, Participants hereunder. All accounts, books, and records relating to such transactions shall be open to inspection and audit at all reasonable times by any person designated by TSYS.

Each month or upon such other reporting schedule TSYS and the Agent of the Plan shall agree, the Agent shall file with TSYS a written report setting forth all receipts, disbursements, and other transactions effected during such preceding month or reporting period, and setting forth the current status of the Fund.

ARTICLE VII

STOCK PURCHASES AND SALES

The Agent shall use the funds in the Plan to purchase shares of TSYS Common Stock in the open market for the benefit of the Participants.

In the event that the Agent retains the services of subagents to make such purchases of shares of TSYS Common Stock, or to sell shares of TSYS Common Stock for the benefit of Plan Participants, such subagents shall not be controlled by, controlling or under common control with TSYS or its Affiliates. Neither TSYS nor any of its Affiliates shall have, nor exercise, directly or indirectly, any control or influence over the times when, or the prices at which, the TSYS Common Stock may be purchased or sold by the Agent or any subagents, the amounts of TSYS Common Stock to be so purchased or sold or the manner in which such TSYS Common Stock is to be purchased or sold. The Agent may retain the services of said subagents only upon the execution of subagency agreements by and between the Agent and subagents which set forth terms and conditions not materially different from those contained herein with regard to the purchase and sale of TSYS Common Stock.

Neither the Agent, TSYS, nor any subagent retained by the Agent shall have any responsibility as to the value of TSYS Common Stock acquired or disposed of under the Plan. The duties of the Agent and any subagent to cause the purchase or sale of TSYS Common Stock under the Plan shall be subject to any and all legal restrictions or limitations imposed at any time by governmental authority, including, but not limited to, the Securities and Exchange Commission, and shall be subject to any other restrictions, limitations or considerations deemed valid by such Agent or any subagent. Accordingly, neither the Agent, TSYS nor any subagent shall be liable in any way if, as a result of such restrictions, limitations or considerations, the whole amount of funds available under the Plan for the purchase of TSYS Common Stock is not applied to the purchase of such shares at the time herein otherwise provided or contemplated.

ARTICLE VIII

ALLOCATION OF STOCK

As promptly as practicable after each purchase by the Agent (or any subagents) of TSYS Common Stock for the benefit of the Participants in the Plan, the Agent shall determine the average cost per share of all shares so purchased. The Agent shall then proportionally allocate such shares to the Plan Accounts of the Participants, charging each such Participant with the average cost, including transactional costs, of the shares so allocated. Full shares and fractional share interests in one share shall be allocated.

ARTICLE IX

ISSUANCE OF SHARES OR SALES OF TSYS COMMON STOCK

A Participant may request that the Agent issue shares or sell shares for all or a part of the full number of shares of TSYS Common Stock in a Participant’s Plan Account for which the six month holding period set forth in Article XVI below has been satisfied. As promptly as practicable after the later of such Participant’s request and satisfaction of the six month holding period, the Agent will: (1) issue the shares to the Participant in certificate form; (2) transfer the shares out of the Plan in electronic form to be held in a TSYS Common Stock account at the Agent; (3) transfer the shares to any brokerage account designated in writing by the Participant; or (4) sell all or the specified number of shares, deduct brokerage commissions and a transaction charge, and remit the net proceeds to the Participant by means of a check or an electronic transfer directly to a direct deposit account specified by the Participant. The Agent will notify the Administrator of such issuance or sale of shares. The Participant’s request must clearly indicate the number of shares to be issued or sold, or specify that all shares held in such Participant’s Plan Account are to be issued or sold.

ARTICLE X

DIVIDENDS AND DISTRIBUTIONS

Stock dividends and stock splits received by the Agent will be allocated by the Agent to each Participant’s Plan Account to the extent that such stock is attributable to the allocated TSYS Common Stock in each Participant’s Plan Account. Cash dividends received by the Agent shall be used to acquire additional shares of TSYS Common Stock pursuant to the provisions of the Plan, and such shares so acquired will be allocated proportionally to the Plan Accounts of Participants.

ARTICLE XI

VOTING RIGHTS

Each Participant in the Plan shall have the rights and powers of ordinary shareholders with respect to the shares of TSYS Common Stock in such Participant’s Plan Account, including, but not limited to, the right to vote the shares. TSYS shall deliver or cause to be delivered to Participants at the time and in the manner the materials are sent to TSYS shareholders generally all reports, proxy solicitation materials and all other disclosure type communications distributed to TSYS shareholders generally.

ARTICLE XII

REPORTS TO PARTICIPANTS

As soon as practicable following the end of each Plan Year, or more often and as often as TSYS may elect, TSYS and/or the Agent shall send to each Participant a written report of all transactions for the Participant’s benefit under the Plan for that Plan Year.

ARTICLE XIII

TERMINATION OR TEMPORARY SUSPENSION OF PARTICIPATION IN PLAN

A Participant may terminate his or her participation in the Plan by making a Payroll Deduction Authorization Election to do so. Such termination will be effective as promptly as practicable. As promptly as practicable in accordance with the former Participant’s instructions and provided that the shares have been held at least six months as required in Article XVI of the Plan, the Agent will: (1) issue the number of shares of TSYS Common stock allocated to the Participant’s Plan Account to the Participant in certificate form; (2) transfer the shares out of the Plan in electronic form to be held in a TSYS Common Stock account at the Agent; (3) transfer the shares to any brokerage account designated in writing by the Participant; or (4) sell all or the specified number of shares, deduct brokerage commissions and a transaction charge, and remit the net proceeds to the Participant by means of a check or an electronic transfer directly to a direct deposit account specified by the Participant. The Agent will notify the Administrator of such issuance or sale of shares. If a Participant terminates his or her participation in the Plan, such Participant may re-enter the Plan by making a new Payroll Deduction Authorization Election pursuant to Article II.

A Participant may temporarily suspend his or her participation in the Plan by making a Payroll Deduction Authorization Election to do so. During the temporary suspension period, the Participant’s payroll deductions and matching Participating Employer contributions will be stopped. The Participant’s Plan Account will continue to receive cash dividends, stock dividends, stock splits and similar changes of ownership as provided in Article X hereof. The Participant may end such temporary suspension period and reinstate his or her participation in the Plan by making a new Payroll Deduction Authorization Election pursuant to Article II hereof.

A Participant’s participation in the Plan will be temporarily suspended in the event the Participant receives a hardship distribution from the TSYS Retirement Savings Plan. Assignments or pledges of any interests under the Plan are not allowed.

ARTICLE XIV

TERMINATION OF EMPLOYMENT

Participation in the Plan shall automatically terminate without notice upon termination of the Participant’s employment with a Participating Employer whether by death, retirement or otherwise, except that a Participant whose employment is transferred to an Affiliate who is not a Participating Employer may elect to maintain his or her Plan Account as an inactive amount with no payroll deductions or Participating Employer contributions in accordance with Article III. If termination is other than by death, the Agent will, in accordance with the Participant’s instructions, as promptly as practicable distribute the shares or sell the shares allocated to the Participant’s Plan Account in accordance with Article IX of the Plan (regardless of whether the shares have been held for the six month holding period). If no such instructions are provided by the former Participant within 60 days, the shares will be transferred out of the Plan in electronic form to be held in a TSYS Common Stock account at the Agent for the benefit of the Participant, using his or her last known address as the TSYS common stock account address. If termination is by reason of death, the Agent will, as promptly as practicable and after notification to TSYS, in accordance with the instructions of the former Participant’s beneficiary as designated in his or her Beneficiary Designation Election, where reasonably practicable, distribute the shares to the beneficiary or sell the shares for the benefit of the beneficiary in accordance with Article IX of the Plan (regardless of whether the shares have been held for the six month holding period). If no beneficiary has been so designated, or if such beneficiary does not survive the Participant, settlement will be made to the former Participant’s duly appointed legal representative in accordance with Article IX of the Plan after satisfaction of any applicable legal requirements.

ARTICLE XV

EXPENSES

TSYS shall bear the cost of administering the Plan, including any transfer taxes incurred in transferring the TSYS Common Stock from the Plan to the Participants. Any broker’s fees, commissions or other transaction costs actually incurred will be included in the cost of TSYS Common Stock to Participants. However, if a Participant requests overnight delivery or other special delivery or handling services in connection with the TSYS Common Stock held in the Participant’s Plan Account, the cost of such delivery or services will be charged to the Participant by the Agent.

ARTICLE XVI

LIMITATIONS ON THE SALE OF STOCK

(a) Holding Period. Shares of TSYS Common Stock purchased by the Agent on behalf of any Participant must be held in such Participant’s Plan Account for a minimum of six (6) months following the date of purchase unless otherwise specified herein. During this six (6) month period, the Shares of TSYS Common Stock subject to the holding period may not be sold, transferred, assigned, pledged, or otherwise disposed of in any manner whatsoever, except as otherwise provided in the Plan.

(b) State or International Laws. No TSYS Common Stock will be offered or sold under the Plan to any Eligible Employee in any state or country where the sale of such stock is not permitted under the applicable laws of such state or country. For purposes of this Article XVI, the offering or sale of stock is not permitted under the applicable laws of a state or country if, inter alia, the securities or other laws of such state or country would require the Plan and/or the TSYS Common Stock offered pursuant thereto, to be registered in such state or country or qualified in some other manner and the Plan and/or TSYS Common Stock is not registered or qualified therein with such to be determined by TSYS in its sole discretion.

ARTICLE XVII

AMENDMENT, TERMINATION AND SUSPENSION OF THE PLAN

TSYS reserves the right to amend the Plan at any time; provided however: (1) no amendment shall affect or diminish any Participant’s right to the benefit of contributions made by such Participant or a Participating Employer prior to the date of such amendment; (2) no material amendment shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule; and (3) and no amendment shall affect the authority, duties, rights, liabilities or indemnities of the Agent without the Agent’s prior written consent.

TSYS reserves the right to terminate the Plan at any time. In such event, there will be no further Participant payroll deductions and no further Participating Employer contributions, but the Agent will endeavor to make purchases of TSYS Common Stock out of available funds and will allocate such stock to the Plan Accounts of Participants in the usual manner. Upon termination of the Plan, distribution of TSYS Common Stock and any cash held as part of the Fund shall be governed by the provisions of Article XIV hereof.

TSYS reserves the right to suspend Participating Employer contributions to the Plan at any time. During the time Participating Employer contributions are suspended, TSYS’ Board of Directors shall determine whether Participant payroll deductions are to be continued or terminated. If TSYS’ Board of Directors permits the continuance of Participant payroll deductions, each Participant may elect to continue or suspend Participant payroll deductions on his or her own behalf. If the Participant elects to continue to make Participant payroll deductions while Participating Employer contributions are suspended, the Participating Employers shall be under no obligation at any future date to make Participating Employer contributions with respect to such Participant’s payroll deductions made during such period of suspension. The six month holding period will not apply if the Plan is terminated or suspended pursuant to this article XVII.

ARTICLE XVIII

SUSPENSION OR TERMINATION IF STOCK PURCHASE IS PROHIBITED

In addition to all rights to terminate or suspend the Plan otherwise reserved herein, it is understood that the Plan may be suspended or terminated at any time or from time to time by TSYS’ Board of Directors if the Plan’s continuance would, for any reason, be prohibited under any applicable federal and state law even though such prohibition arises because of some act on the part of TSYS, including, but not limited to, TSYS’ engaging in a distribution of securities. If the Plan is suspended under this Article XVIII, no Participating Employer contributions or Participant payroll deductions shall be made and no TSYS Common Stock shall be purchased until the Plan is restored to an active status. If the Plan is terminated pursuant to this Article XVIII, there shall be no further Participant payroll deductions and no further Participating Employer contributions and there shall be no additional purchases of TSYS Common Stock. Upon termination of the Plan pursuant to this Article XVIII, distribution of TSYS Common Stock and any cash held as part of the Fund shall be governed by the provisions of Article XIV hereof. The six month holding period will not apply if the Plan is terminated or suspended pursuant to this article XVIII.

ARTICLE XIX

CONSTRUCTION

This Plan shall be governed by and construed under the laws of the State of Georgia.

ARTICLE XX

TERM OF PLAN

This Plan shall terminate on July 1, 2022, unless terminated earlier by the Board of Directors of TSYS pursuant to Article XVII hereunder.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting date.

TOTAL SYSTEM SERVICES, INC.

INTERNET

http://www.proxyvoting.com/tss

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

19490

FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

Please mark your votes as indicated in this example X

The following proposals are being submitted to the shareholders:

1. Election of 14 Directors

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

Nominees:

1.1 James H. Blanchard

1.2 Richard Y. Bradley

1.3 Kriss Cloninger III

1.4 Walter W. Driver, Jr.

1.5 Gardiner W. Garrard, Jr.

1.6 Sidney E. Harris

1.7 Mason H. Lampton

1.8 H. Lynn Page

1.9 Philip W. Tomlinson

1.10 John T. Turner

1.11 Richard W. Ussery

1.12 M. Troy Woods

1.13 James D. Yancey

1.14 Rebecca K. Yarbrough

2. Ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2012.

3. Approval of the advisory resolution to approve executive compensation.

4. Approval of the Total System Services, Inc. 2008 Omnibus Plan, as Amended and Restated.

5. Approval of the Total System Services, Inc. 2012 Employee Stock Purchase Plan.

The undersigned hereby acknowledges receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for the ANNUAL MEETING.

Please be sure to sign and date this Proxy.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Signature Date

You can now access your Total System Services, Inc. account online.

Access your Total System Services, Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Total System Services, Inc. now makes it easy and convenient to get current information about your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://annualreport.tsys.com

FOLD AND DETACH HERE

TOTAL SYSTEM SERVICES, INC.

POST OFFICE BOX 2506, COLUMBUS, GEORGIA 31902-2506 ANNUAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD MAY 1, 2012 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS

The undersigned shareholder of Total System Services, Inc. hereby appoints James B. Lipham and Dorenda K. Weaver as Proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or with respect to which the undersigned is entitled to vote on February 21, 2012 at the ANNUAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 1st day of May, 2012, and at any adjournments or postponements thereof.

The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of TSYS, other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side) 19490